Exhibit 10.1
Execution Version
AMENDMENT NO. 2
AMENDMENT NO. 2, dated as of June 2, 2021 (this “Amendment No. 2”), by and among NAUTILUS ACQUISITION HOLDINGS, INC., a Delaware corporation (“Holdings”), NATIONAL VISION, INC., a Georgia corporation (the “Borrower”), the subsidiaries of the Borrower party hereto, as guarantors (together, with Holdings, the “Guarantors”), each lender party hereto (the “Lenders”) and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and Collateral Agent (the “Administrative Agent”). Unless otherwise indicated, capitalized terms used but not defined herein having the meanings provided in the Credit Agreement (as defined below).
RECITALS:
WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of July 18, 2019 (as amended by Amendment No. 1 dated May 5, 2020 as may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the Credit Agreement as amended by this Amendment No. 2, the “Amended Credit Agreement”), among Holdings, the Borrower, the lending institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and Swingline Lender;
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein;
WHEREAS, each Lender that executes and delivers a counterpart to this Amendment No. 2 will be deemed to have agreed to the terms of this Amendment No. 2 (each such Lender, a “Consenting Lender”); and
WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement to make certain changes as set forth in the form of the Amended Credit Agreement attached hereto as Annex A;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I. AMENDMENTS
1.Subject to the occurrence of (and concurrently with) the Amendment No. 2 Effective Date (as defined below), each of the Consenting Lenders, the Borrower and the Administrative Agent hereby consents to the amendments to the Credit Agreement made pursuant to the terms of this Amendment No. 2.

2.Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text) as set forth in Annex A hereto.

ARTICLE II. OTHER TERMS OF AMENDMENT NO. 2
1.Representations and Warranties. The Borrower hereby represents and warrants that:
a.This Amendment No. 2 has been duly authorized, executed and delivered by each Credit Party party hereto and constitutes the legal, valid and binding obligations of each such Credit Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. The execution, delivery and performance by each Credit Party of this Amendment No. 2 is within such Credit Party’s corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) conflict with or contravene the terms of any Credit Party’s organizational documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than under the Credit Documents), or require any payment to be made under (i) any Contractual Requirement to which any Credit Party is a party or affecting any Credit Party or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or its property is subject; or (c) violate any applicable law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clauses (b) or (c), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
b.As of the Amendment No. 2 Effective Date, the information included in any Beneficial Ownership Certification (as defined below) is true and correct in all respects.
1.Borrower and Guarantor Certifications. By its execution of this Amendment No. 2, each undersigned officer of the Borrower and the Guarantors party hereto, to the best of his or her knowledge, and the Borrower and Guarantors hereby certify that (the “Borrower and Guarantor Certifications”):
a.no Default or Event of Default exists on the date hereof before or after giving effect to the consummation of the transactions contemplated by this Amendment No. 2; and
b.the representations and warranties made by each Credit Party contained in the Credit Agreement, the Amended Credit Agreement or in the other Credit Documents are true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date.
2.Amendment No. 2 Effective Date Conditions. This Amendment No. 2 will become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions (the “Amendment No. 2 Effective Date Conditions”) is satisfied:
a.The Administrative Agent shall have received from the Borrower, each Guarantor and each Consenting Lender a counterpart of this Amendment No. 2 signed on behalf of such party with such Consenting Lenders constituting all Lenders listed on Annex B and Annex C hereto;
b.The Administrative Agent and each Consenting Lender shall have received the executed legal opinion of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Credit Parties and (ii) Kilpatrick Townsend & Stockton LLP, special Georgia counsel to the Credit Parties. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions;
c.The Borrower shall have paid all fees, reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent) of the Administrative Agent for which invoices have been presented prior to the Amendment No. 2 Effective Date;
d.At least three Business Days prior to the Amendment No. 2 Effective Date, if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), then the Borrower shall deliver to the Administrative Agent and each Lender that so requests a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) in relation to the Borrower;
e.The Administrative Agent and the Consenting Lenders shall have received all documentation and other information reasonably requested by them at least three Business Days prior to the Amendment No. 2 Effective Date that is required to be obtained or maintained by them by regulatory authorities under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act;
f.The Borrower and Guarantor Certifications are true and correct; and
g.The Borrower shall have paid to the Administrative Agent, for the account of each Lender that has provided an executed signature to this Amendment No. 2 on or prior to 12:00 p.m., New York time on May 25, 2021, a consent fee equal to 0.10% of the aggregate principal amount of such Lender’s Revolving Credit Commitment and Term A Loan under the Credit Agreement on the Amendment No. 2 Effective Date.
h.The Borrower shall have paid to (i) each Lender holding Revolving Credit Commitments immediately prior to the Amendment No. 2 Effective Date, (x) all accrued and unpaid fees on the Revolving Credit Commitments held by such Lender to, but not including, the Amendment No. 2 Effective Date, and (y) all accrued and unpaid participation fees with respect to L/C Participations to, but not including, the Amendment No. 2 Effective Date and (ii) each Lender holding Revolving Credit Loans and Term A Loans immediately prior to the Amendment No. 2 Effective Date, all accrued and unpaid interest on the Revolving Credit Loans and Term A Loans held by such Lender to, but not including, the Amendment No. 2 Effective Date.
i.The Borrower shall have prepaid Term A Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date in an aggregate principal amount such that, after giving effect to such prepayment, there are $200,000,000 aggregate principal amount of Term A Loans outstanding under the Amended Credit Agreement.
3.Amendment, Modification and Waiver. This Amendment No. 2 may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
4.Entire Agreement. This Amendment No. 2, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
5.GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 13.13 of the Amended Credit Agreement is hereby incorporated into this Amendment No. 2 mutatis mutandis.
6.Severability. Any term or provision of this Amendment No. 2 which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment No. 2 or affecting the validity or enforceability of any of the terms or provisions of this Amendment No. 2 in any other jurisdiction. If any provision of this Amendment No. 2 is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as would be enforceable.

7.Counterparts. This Amendment No. 2 may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 2 and/or any document to be signed in connection with this Amendment No. 2 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
8.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT NO. 2 OR THE PERFORMANCE OF SERVICES HEREUNDER.
9.Credit Document. On and after the Amendment No. 2 Effective Date, this Amendment No. 2 shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents (it being understood that, for the avoidance of doubt, this Amendment No. 2 may be amended or waived solely by the parties hereto as set forth herein).
10.Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Amendment No. 2 and reaffirms, as of the date hereof, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Amendment No. 2 and the transactions contemplated hereby, (ii) its guarantee of the Obligations under each Guarantee, as applicable, (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents and (iv) agrees that after giving effect to this Amendment No. 2 and the transactions contemplated hereby (A) each Credit Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment No. 2.
11.Effect of Amendment No. 2. Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement, the Amended Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment No. 2 and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or the Amended Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment No. 2 shall apply to and be effective only with respect to the provisions of the Credit Agreement, the Amended Credit Agreement and the other Credit Documents specifically referred to herein.
[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment No. 2 as of the date first set forth above.

NAUTILUS ACQUISITION HOLDINGS, INC., as Holdings

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

NATIONAL VISION, INC., as Borrower

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

OPTI-VISION FINANCE SERVICES, LLC, as Subsidiary Guarantor

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

ARLINGTON CONTACT LENS SERVICE, INC., as Subsidiary Guarantor

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

VC IV, LLC, as Subsidiary Guarantor

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

NVAL HEALTHCARE SYSTEMS, INC., as Subsidiary Guarantor

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2]

INTERNATIONAL VISION ASSOCIATES, LTD, as Subsidiary Guarantor

By:	/s/ Patrick R. Moore
Name:	Patrick R. Moore
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2]

Agreed and Consented to by: BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Erik Truette
Name:	Erik Truette
Title:	Vice President

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as a Term A Lender and Revolving Credit Lender

By:	/s/ Charles Hart
Name:	Charles Hart
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

JPMorgan Chase Bank, N.A., as a Term A Lender, a Revolving Credit Lender and a Letter of Credit Issuer

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Vice President

[Signature Page to Amendment No. 2]

Wells Fargo Bank, National Association, as a Term A Lender and a Revolving Credit Lender

By:	/s/ Denis Waltrich
Name:	Denis Waltrich
Title:	Director

[Signature Page to Amendment No. 2]

Fifth Third Bank, National Association, as a Term A Lender and a Revolving Credit Lender

By:	/s/ Mary J. Ramsey
Name:	Mary J. Ramsey
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

TRUIST BANK, as a Term A Lender and a Revolving Credit Lender

By:	/s/ J. Matthew Rowand
Name:	J. Matthew Rowand
Title:	Director

[Signature Page to Amendment No. 2]

SYNOVUS BANK, as a Term A Lender and a Revolving Credit Lender

By:	/s/ Chandra Cockrell
Name:	Chandra Cockrell
Title:	Relationship Manager

[Signature Page to Amendment No. 2]

HANCOCK WHITNEY BANK, as a Term A Lender and Revolving Credit Lender

By:	/s/ Michael Woodnorth
Name:	Micheal Woodnorth
Title:	Vice President, Healthcare Banking

[Signature Page to Amendment No. 2]

UNITED COMMUNITY BANK as a Term A Lender and Revolving Credit Lender

By:	/s/ Jeff Wilson
Name:	Jeff Wilson
Title:	Vice President

[Signature Page to Amendment No. 2]

Atlantic Capital Bank, N.A., as a Term A Lender and Revolving Credit Lender

By:	/s/ Dick Ridenhour
Name:	Dick Ridenhour
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

Goldman Sachs Bank USA, as a Revolving Credit Lender

By:	/s/ Mahesh Mohan
Name:	Mahesh Mohan
Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Vice President

[Signature Page to Amendment No. 2]

Woodforest National Bank, as a Term A Lender

By:	/s/ Christopher Crary
Name:	Christopher Crary
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

FLUSHING BANK, as a Term A Lender

By:	/s/ Alan Harris
Name:	Alan Harris
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

Annex A
Amendments to the Credit Agreement

Published CUSIP Number: 63845QAD1
Revolving Loan CUSIP Number: 63845QAE9
Term Loan CUSIP Number: 63845QAF6
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of July 18, 2019,
as amended by
Amendment No. 1, dated as of May 5, 2020
Amendment No. 2, dated as of June 2, 2021
among
NAUTILUS ACQUISITION HOLDINGS, INC.,
as Holdings,
NATIONAL VISION, INC.,
as the Borrower
The Several Lenders
from Time to Time Parties Hereto,
BANK OF AMERICA, N.A.,
as the Administrative Agent, the Collateral Agent, the Swingline Lender and a Lender,
the Letter of Credit Issuers Parties Hereto,
BOFA SECURITIES, INC.,
KKR CAPITAL MARKETS LLC,
JPMORGAN CHASE BANK, N.A., and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Bookrunners,

JPMORGAN CHASE BANK, N.A., and
WELLS FARGO BANK, N.A., as
as Syndication Agents

and

FIFTH THIRD BANK, and
TRUIST BANK ~~(as successor by merger to SunTrust Bank)~~,
as Documentation Agents

TABLE OF CONTENTS

		Page

Section 1	Definitions		1

1.1	Defined Terms		1
1.2	Other Interpretive Provisions	~~57~~	59
1.3	Accounting Terms	~~58~~	60
1.4	Rounding	~~58~~	60
1.5	References to Agreements Laws, Etc	~~58~~	60
1.6	Exchange Rates	~~58~~	60
1.7	Rates	~~59~~	61
1.8	Times of Day	~~59~~	61
1.9	Timing of Payment or Performance	~~59~~	61
1.10	Certifications	~~59~~	61
1.11	Compliance with Certain Sections	~~59~~	61
1.12	Pro Forma and Other Calculations.	~~59~~	61
1.13	Divisions	~~61~~	63
1.14	Amendment and Restatement	~~61~~	63

Section 2	Amount and Terms of Credit	~~61~~	63

2.1	Commitments	~~61~~	63
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~63~~	65
2.3	Notice of Borrowing	~~63~~	65
2.4	Disbursement of Funds	~~64~~	66
2.5	Repayment of Loans; Evidence of Debt	~~65~~	67
2.6	Conversions and Continuations	~~67~~	69
2.7	Pro Rata Borrowings	~~68~~	70
2.8	Interest	~~68~~	70
2.9	Interest Periods	~~69~~	71
2.10	Increased Costs, Illegality, Etc	~~69~~	71
2.11	Compensation	~~71~~	74
2.12	Change of Lending Office	~~72~~	74
2.13	Notice of Certain Costs	~~72~~	74
2.14	Incremental Facilities	~~72~~	74
2.15	[Reserved]	~~76~~	79
2.16	Defaulting Lenders	~~76~~	79

Section 3	Letters of Credit	~~78~~	80

3.1	Letters of Credit	~~78~~	80
3.2	Letter of Credit Requests	~~79~~	82
3.3	Letter of Credit Participations	~~80~~	83
3.4	Agreement to Repay Letter of Credit Drawings	~~81~~	84
3.5	Increased Costs	~~83~~	86
3.6	New or Successor Letter of Credit Issuer	~~84~~	86
3.7	Role of Letter of Credit Issuer	~~84~~	87
3.8	Cash Collateral	~~85~~	88
3.9	Applicability of ISP	~~86~~	89
3.10	Conflict with Issuer Documents	~~86~~	89
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~86~~	89
3.12	Provisions Related to Extended Revolving Credit Commitments	~~86~~	89

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		Page

Section 4	Fees	~~87~~	89

4.1	Fees	~~87~~	89
4.2	Voluntary Reduction of Revolving Credit Commitments	~~87~~	90
4.3	Mandatory Termination of Commitments	~~88~~	91

Section 5	Payments	~~88~~	91

5.1	Voluntary Prepayments	~~88~~	91
5.2	Mandatory Prepayments	~~89~~	92
5.3	Method and Place of Payment	~~91~~	94
5.4	Net Payments	~~91~~	94
5.5	Computations of Interest and Fees	~~94~~	97
5.6	Limit on Rate of Interest	~~95~~	97

Section 6	Conditions Precedent to Initial Borrowing	~~95~~	98

6.1	Credit Documents	~~95~~	98
6.2	Collateral	~~95~~	98
6.3	Legal Opinions	~~96~~	98
6.4	Closing Certificates	~~96~~	98
6.5	Authorization of Proceedings of the Credit Parties; Corporate Documents	~~96~~	99
6.6	Fees	~~96~~	99
6.7	Representations and Warranties; No Default	~~96~~	99
6.8	Solvency Certificate	~~96~~	99
6.9	KYC Information	~~96~~	99
6.10	Refinancing	~~96~~	99
6.11	Notice of Term Loan Borrowing	~~97~~	99

Section 7	Conditions Precedent to All Credit Events on and after the Restatement Effective Date	~~97~~	99

7.1	No Default; Representations and Warranties	~~97~~	100
7.2	Notice of Borrowing; Letter of Credit Request	~~97~~	100

Section 8	Representations and Warranties	~~98~~	100

8.1	Corporate Status	~~98~~	100
8.2	Corporate Power and Authority	~~98~~	100
8.3	No Violation	~~98~~	101
8.4	Litigation	~~98~~	101
8.5	Margin Regulations	~~98~~	101
8.6	Governmental Approvals	~~98~~	101
8.7	Investment Company Act	~~99~~	101
8.8	True and Complete Disclosure	~~99~~	101
8.9	Financial Condition; Financial Statements	~~99~~	102
8.10	Compliance with Laws; No Default	~~99~~	102
8.11	Anti-Corruption, Sanctions and Anti-Money Laundering Compliance	~~100~~	102
8.12	Tax Matters	~~100~~	102
8.13	Compliance with ERISA	~~100~~	102
8.14	Subsidiaries	~~100~~	103
8.15	Intellectual Property	~~100~~	103
8.16	Environmental Laws	~~100~~	103
8.17	Properties	~~101~~	103
8.18	Solvency	~~101~~	103
8.19	Patriot Act	~~101~~	104
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		Page
8.20	EEA Financial Institutions	~~101~~	104

Section 9	Affirmative Covenants	~~101~~	104

9.1	Information Covenants	~~101~~	104
9.2	Books, Records, and Inspections	~~104~~	106
9.3	Maintenance of Insurance	~~104~~	107
9.4	Payment of Taxes	~~105~~	107
9.5	Preservation of Existence; Consolidated Corporate Franchises	~~105~~	107
9.6	Compliance with Statutes, Regulations, Etc	~~105~~	108
9.7	ERISA	~~105~~	108
9.8	Maintenance of Properties	~~106~~	108
9.9	Transactions with Affiliates	~~106~~	108
9.10	End of Fiscal Years	~~106~~	109
9.11	Additional Guarantors and Grantors	~~107~~	109
9.12	Pledge of Additional Stock and Evidence of Indebtedness	~~107~~	110
9.13	Use of Proceeds	~~107~~	110
9.14	Further Assurances	~~107~~	110
9.15	Lines of Business	~~109~~	111

Section 10	Negative Covenants	~~109~~	111

10.1	Limitation on Indebtedness	~~109~~	111
10.2	Limitation on Liens	~~113~~	116
10.3	Limitation on Fundamental Changes	~~113~~	116
10.4	Limitation on Sale of Assets	~~114~~	118
10.5	Limitation on Restricted Payments	~~115~~	119
10.6	Limitation on Subsidiary Distributions	~~121~~	125
10.7	Financial Covenants	~~122~~	126

Section 11	Events of Default	~~123~~	127

11.1	Payments	~~123~~	127
11.2	Representations, Etc	~~123~~	127
11.3	Covenants	~~123~~	127
11.4	Default Under Other Agreements	~~123~~	127
11.5	Bankruptcy, Etc	~~124~~	128
11.6	ERISA	~~124~~	128
11.7	Guarantee	~~125~~	128
11.8	Pledge Agreement	~~125~~	128
11.9	Security Agreement	~~125~~	128
11.10	Judgments	~~125~~	129
11.11	Change of Control	~~125~~	129
11.12	Remedies Upon Event of Default	~~125~~	129
11.13	Application of Proceeds	~~126~~	129
11.14	Equity Cure	~~126~~	130

Section 12	The Agents	~~127~~	130

12.1	Appointment	~~127~~	130
12.2	Delegation of Duties	~~127~~	131
12.3	Exculpatory Provisions	~~128~~	131
12.4	Reliance by Agents	~~128~~	132
12.5	Notice of Default	~~129~~	132
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders	~~129~~	133
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		Page
12.7	Indemnification	~~129~~	133
12.8	Agents in Their Individual Capacities	~~130~~	134
12.9	Successor Agents	~~130~~	134
12.10	Withholding Tax	~~131~~	135
12.11	Agents Under Security Documents and Guarantee	~~132~~	135
12.12	Right to Realize on Collateral and Enforce Guarantee	~~132~~	136
12.13	Intercreditor Agreements Govern	~~133~~	137
12.14	Certain ERISA Matters	~~133~~	137
12.15	Recovery of Erroneous Payments		138

Section 13	Miscellaneous	~~134~~	138

13.1	Amendments, Waivers, and Releases	~~134~~	138
13.2	Notices	~~137~~	141
13.3	No Waiver; Cumulative Remedies	~~138~~	142
13.4	Survival of Representations and Warranties	~~138~~	142
13.5	Payment of Expenses; Indemnification	~~138~~	142
13.6	Successors and Assigns; Participations and Assignments	~~139~~	143
13.7	Replacements of Lenders Under Certain Circumstances	~~143~~	147
13.8	Adjustments; Set-off	~~144~~	148
13.9	Counterparts	~~144~~	148
13.10	Severability	~~144~~	148
13.11	Integration	~~144~~	148
13.12	GOVERNING LAW	~~145~~	148
13.13	Submission to Jurisdiction; Waivers	~~145~~	149
13.14	Acknowledgments	~~145~~	149
13.15	WAIVERS OF JURY TRIAL	~~146~~	150
13.16	Confidentiality	~~146~~	150
13.17	Direct Website Communications	~~147~~	151
13.18	USA PATRIOT Act	~~148~~	152
13.19	[Reserved]	~~149~~	152
13.20	Payments Set Aside	~~149~~	153
13.21	No Fiduciary Duty	~~149~~	153
13.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~149~~	153
13.23	Acknowledgement Regarding Any Supported QFCs	~~150~~	154

SCHEDULES

Schedule 1.1(a)	Mortgaged Properties
Schedule 1.1(b)	Commitments of Lenders
Schedule 1.1(c)	Existing Letters of Credit
Schedule 8.14	Subsidiaries
Schedule 8.16	Environmental
Schedule 9.14	Post-Closing Actions
Schedule 10.1	Restatement Effective Date Indebtedness
Schedule 10.2	Restatement Effective Date Liens
Schedule 10.5	Restatement Effective Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS
Exhibit A	Form of Joinder Agreement
Exhibit B	[Reserved]
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Exhibit C	[Reserved]
Exhibit D	[Reserved]
Exhibit E	Form of Credit Party Restatement Effective Certificate
Exhibit F	Form of Assignment and Acceptance
Exhibit G-1	Form of Promissory Note (Term A Loans)
Exhibit G-2	Form of Promissory Note (Revolving Credit Loans)
Exhibit H	Form of First Lien Intercreditor Agreement
Exhibit I	Form of Second Lien Intercreditor Agreement
Exhibit J-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of Non-Bank Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	Form of Notice of Borrowing or Continuation or Conversion
Exhibit L	Form of Letter of Credit Request
Exhibit M	Form of Hedge Bank Designation
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AMENDED AND RESTATED CREDIT AGREEMENT
AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 18, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time), among NAUTILUS ACQUISITION HOLDINGS, INC., a Delaware corporation (“Holdings”), National Vision, Inc., a Georgia corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, together with the Swingline Lender, the “Lenders”), BANK OF AMERICA, N.A., as the Swingline Lender, the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1) and each Letter of Credit Issuer.
WHEREAS, the Borrower, Holdings, certain lenders and Goldman Sachs Bank USA, in its capacity as administrative agent and collateral agent (in such capacities, the “Former Agent”), entered into that certain First Lien Credit Agreement dated as of March 13, 2014 (as amended, supplemented or otherwise modified prior to the Restatement Effective Date, the “Original Credit Agreement”);
WHEREAS, pursuant to the Restatement Agreement (as defined below), the Borrower has requested that the Required Lenders amend and restate the Original Credit Agreement and that the Lenders provide new Term A Loans in an aggregate principal amount of up to $420,000,000 and a new Revolving Credit Facility in an aggregate principal amount of up to $300,000,000, the proceeds of which are to be used (i) to redeem, defease, refinance or repay certain existing indebtedness of the Borrower and its Subsidiaries, including all amounts outstanding (other than contingent obligations) under the Original Credit Agreement immediately prior to the Restatement Effective Date (the “Restatement Date Refinancing”), (ii) to pay fees and expenses incurred in connection with the Transactions (as defined below) and (iii) for general corporate purposes;
WHEREAS, the Lenders and Letter of Credit Issuers are willing to make available to the Borrower such term loan and revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein;
WHEREAS, the Lenders party to the Restatement Agreement have consented to the amendment and restatement of the Original Credit Agreement and such Lenders are willing to provide the facilities described above, in each case, subject to terms and conditions set forth in the Restatement Agreement;
WHEREAS, it is the intent of the parties hereto that this Agreement amend and restate in its entirety the Original Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Section 1    Definitions
1.1    Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City and (iii) the rate per annum determined in the manner set forth in clause (ii) of the definition of “LIBOR Rate” plus 1%; provided that, notwithstanding the foregoing, in no event shall the ABR at any time be less than ~~2.00~~1.00% per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

If the ABR is being used as an alternate rate of interest pursuant to Section 2.10 hereof, then the ABR shall, subject to the proviso in the first sentence of this definition, be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.
“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
“Acquired Entity or Business” shall have the meaning provided in the definition of ~~the term~~ “Consolidated EBITDA”.
“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
~~“Additional Restrictions Period” means the period commencing on the Amendment No. 1 Effective Date and ending on the earlier of (x) the last day of the Borrower's 2021 fiscal year and (y) any earlier date that a Responsible Officer of the Borrower delivers a certificate to the Administrative Agent electing to terminate the Additional Restrictions Period, so long as, in the case of this subclause (y), the Consolidated Total Debt to Consolidated EBITDA Ratio was equal to or less than 4.25 to 1.00 as of the last day of the most recently ended fiscal quarter for which Section 9.1 Financials have been delivered..~~
“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.
“Adjusted Total Term A Loan Commitment” shall mean at any time the Total Term A Loan Commitment less the Term A Loan Commitments of all Defaulting Lenders.
“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9; provided that, with respect to matters relating to the Original Credit Agreement or periods prior to the Restatement Effective Date, such term shall refer to the Former Agent.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).
“Affected Financial Institution” ~~means~~shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent Parties” shall have the meaning provided in Section 13.17(b).
“Agents” shall mean the Administrative Agent, the Collateral Agent and each Syndication Agent, Documentation Agent and Joint Lead Arranger and Bookrunner.
“Agreement” shall mean this Credit Agreement.
“Amendment No. 1” shall mean that certain Amendment No. 1 dated as of the Amendment No.1 Effective Date by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent and Collateral Agent.
“Amendment No. 1 Effective Date” shall have the meaning given to such term in Amendment No. 1.
“Amendment No. 2” shall mean that certain Amendment No. 2 dated as of the Amendment No. 2 Effective Date by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent and Collateral Agent.
“Amendment No. 2 Effective Date” shall have the meaning given to such term in Amendment No. 2.
“Amendment No. 2 Lead Arrangers” shall mean BofA Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and bookrunners in connection with Amendment No. 2.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.
“Applicable Margin” shall mean a percentage per annum equal to:
(a)     until delivery of financial statements and a related Compliance Certificate for the period ending on ~~September~~June 30, ~~2019~~2021 pursuant to Section 9.1, (1) for LIBOR Loans, ~~1.50~~1.25%, (2) for ABR Loans, ~~0.50~~0.25%, (3) for Letter of Credit Fees, ~~1.50~~1.25% per annum and (4) for Commitment Fees, ~~0.25~~0.20% per annum and
(b)     thereafter, the percentages per annum set forth in the table below, based upon the Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section ~~9.1; provided that (x) if on the date that is 30 days after the Amendment No. 1 Effective Date less than $135,000,000 of Net Cash Proceeds has been generated from Capital Markets Prepayment Events consummated following the Amendment No. 1 Effective Date, each of the Applicable Margins set forth below shall be increased by 50 basis points until the date that at least $135,000,000 of Net Cash Proceeds has been generated from Capital Markets Prepayment Events consummated following the Amendment No. 1 Effective Date and (y) in addition to any increase pursuant to the foregoing clause (x), during any period when Consolidated EBITDA for the most recently ended Test Period is less than $0, each of the Applicable Margins set forth below for Pricing Level I (other than the Commitment Fee Rate) shall be increased by 50 basis points from the levels set forth below:~~9.1:

Pricing Level	Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio	Letter of Credit Fees	ABR Loans	LIBOR Loans	Commitment Fee Rate
I	>~~3.75~~2.50:1.00	~~2.75~~2.00%	~~1.75~~1.00%	~~2.75~~2.00%	~~0.50~~0.35%
~~II~~	~~< 3.75:1.00 but > 2.75:1.00~~	~~2.50%~~	~~1.50%~~	~~2.50%~~	~~0.45%~~
~~III~~II	< ~~2.75~~2.50:1.00 but > 1.75:1.00	~~2.25~~1.75%	~~1.25~~0.75%	~~2.25~~1.75%	~~0.40~~0.30%
~~IV~~III	< 1.75:1.00 but > ~~0.75~~1.00:1.00	~~2.00~~1.50%	~~1.00~~0.50%	~~2.00~~1.50%	~~0.35~~0.25%
~~V~~IV	< ~~0.75~~1.00:1.00	~~1.75~~1.25%	~~0.75~~0.25%	~~1.75~~1.25%	~~0.30~~0.20%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~or Consolidated EBITDA for the most recent Test Period~~ shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).
Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Incremental Loans, shall be the applicable percentages per annum set forth in the relevant Joinder Agreement and (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that any Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~or calculation of Consolidated EBITDA~~ set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had such Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~or Consolidated EBITDA~~ been accurately determined, then, for all purposes of this Agreement, the Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~or Consolidated EBITDA~~ for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of such Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~or Consolidated EBITDA~~ shall be deemed to be (and shall be) due and payable, at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio shall be deemed to be in pricing level I ~~and Consolidated~~

~~EBITDA for the most recent Test Period shall be deemed to be less than $0~~ for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which such ratio and pricing level shall be determined based on the then existing Consolidated ~~First Lien Secured~~Total Debt to Consolidated EBITDA Ratio ~~and Consolidated EBITDA for the most recent Test Period~~.
“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Asset Sale” shall mean:
    (i)    the sale, conveyance, transfer, or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each a “disposition”) of Holdings or any Restricted Subsidiary, or
    (ii)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:
(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business (including the disposition of optical goods to FirstSight);
(b)    the disposition of all or substantially all of the assets of Holdings or the Borrower in a manner permitted pursuant to Section 10.3;
(c)    the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment (other than pursuant to clause (i) of the definition thereof) that is permitted to be made, and is made, pursuant to Section 10.5;
(d)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $~~1,000,000~~10,000,000;
(e)    any disposition of property or assets or issuance of securities by (1) a Restricted Subsidiary to Holdings or (2) by Holdings or a Restricted Subsidiary to another Restricted Subsidiary~~, provided that no dispositions from Credit Parties to Restricted Subsidiaries that are not Credit Parties shall be permitted pursuant to this clause (e) during the Additional Restrictions Period~~;
(f)    to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(g)    ~~except during the Additional Restrictions Period,~~ any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;
(h)    foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);

(i)    ~~except during the Additional Restrictions Period,~~ sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;
(j)    any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Restatement Effective Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;
(k)    (1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with Holdings or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of Holdings (or any direct or indirect parent company of Holdings) or any Subsidiary or any of their successors or assigns;
(l)    the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
(m)    the licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;
(n)    the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;
(o)    sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(p)    the lapse or abandonment of Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Borrower are not material to the conduct of the business of Holdings and the Restricted Subsidiaries taken as a whole;
(q)    the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;
(r)    dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(s)    leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;
(t)     dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder;
(u)    to the extent necessary or reasonably considered advisable by the Borrower to comply with requirements of law at such time, dispositions of (A) any retail location or any eye facility located in California and/or (B) FirstSight or any other Managed Care Subsidiary;
(v)    dispositions pursuant to the Wal-Mart Agreements; and

(w)    any lease or sublease of real property and related office equipment and personal property to health care professionals (or their Affiliates) or a Managed Care Subsidiary in the ordinary course of business.
“Asset Sale Prepayment Event” shall mean any Asset Sale subject to the Reinvestment Period allowed in Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds $~~1,000,000~~10,000,000 (the “Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Prepayment Trigger).
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent.
“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person~~.~~ and, solely for purposes of notices given pursuant to Section 2 or Section 5.1, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).
“Available Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of (a) all Revolving Credit Loans (but not Swingline Loans) then outstanding and (b) the aggregate Letters of Credit Outstanding at such time.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Average New Store Consolidated EBITDA” shall mean, with respect to any Test Period, the numeric average of the amount of Consolidated EBITDA of Stores (excluding New Stores) in their 7th through 10th fiscal quarters after opening of such Stores (e.g., the sum of each such Store’s Consolidated EBITDA for such four quarter period, divided by the number of applicable Stores).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benchmark” shall mean, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.10(d) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” shall mean:
(1)    For purposes of Section 2.10(d)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);
provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and
(2)    For purposes of Section 2.10(d)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” shall have the meaning provided in Section 13.8(a).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” shall have the meaning provided in the preamble to this Agreement.
“Borrowing” shall mean (i) Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements, and payments in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the applicable London interbank market.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that (i) all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2013 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases and (ii) all leases for Stores shall be accounted for as operating leases for purposes of this Agreement.
~~“Capital Markets Prepayment Event” means any of the following during the Additional Restrictions Period (i) issuance of Equity Interests of the Parent Entity or Holdings or (ii) any issuance of Permitted Convertible Indebtedness or other Indebtedness of the Parent Entity or any issuance of Permitted Other Indebtedness by~~

~~Holdings or any of its Restricted Subsidiaries (other than, for the avoidance of doubt, Indebtedness issued pursuant to Section 2.14).~~
“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to December 31, 2013 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean:
    (i)    Dollars,
    (ii)    (a) Euro, Pounds Sterling, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,
    (iii)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
    (iv)    certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of foreign banks,
    (v)    repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (ix) entered into with any financial institution meeting the qualifications specified in clause (iv) above,
    (vi)    commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,

    (vii)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency) and in each case maturing within 24 months after the date of creation or acquisition thereof,
    (viii)    readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
    (ix)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,
    (x)     solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,
    (xi)     in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies, and
    (xii)    investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.
“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement, is an Agent or a Lender or an Affiliate of an Agent or a Lender or (ii) with respect to any Cash Management Agreement entered into prior to the Restatement Effective Date, any Person that is a Lender or an Affiliate of a Lender on the Restatement Effective Date.
“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services) and (iii)

any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements.
“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, further, that with respect to any Casualty Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds $~~1,000,000~~10,000,000 (the “Casualty Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Casualty Prepayment Trigger).
“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean a Domestic Subsidiary of the Borrower substantially all of the assets of which consist of equity or debt of one or more Foreign Subsidiaries that are CFCs.
“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Restatement Effective Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the administration, implementation, interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (iii) compliance by any Lender with any guideline, request, directive, or order issued or made after the Restatement Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III.
“Change of Control” shall mean and be deemed to have occurred if any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds 35% thereof, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of Holdings.
“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A Loans, New Term Loans (of each Series), Extended Term Loans (of the same Extension Series), Replacement Term Loans (of the same Series), Extended Revolving Credit Loans (of the same Extension Series), or Swingline Loans and (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), a Term A Loan Commitment or a New Term Loan Commitment.
“Closing Date” shall mean March 13, 2014.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all property pledged or mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.

“Collateral Agent” shall mean Bank of America, N.A., as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9, and any Affiliate or designee of Bank of America, N.A. may act as the Collateral Agent under any Credit Document; provided that, with respect to matters relating to the Original Credit Agreement or periods prior to the Restatement Effective Date, such term shall refer to the Former Agent.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean the rate per annum for Commitment Fees determined in accordance with the definition of “Applicable Margin”.
“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment, New Revolving Credit Commitment, Term A Loan Commitment or New Term Loan Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning provided in Section 13.17.
“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer of Holdings or the Borrower delivered pursuant to Section 9.1(d) for the applicable Test Period.
“Confidential Information” shall have the meaning provided in Section 13.16.
“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures, customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
    (i)    increased (without duplication) by:
(a)    provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest related to such taxes or arising from any tax examinations (and not added back) in computing Consolidated Net Income, plus
(b)    Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d)    any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Restatement Effective Date), including (1) such fees, expenses, or charges related to the incurrence of the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities, and (3) any amendment or other modification of Loans hereunder, or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus
(e)    any other non-cash charges, including any write offs, write downs, expenses, losses, or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
(f)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus
(g)    the amount of management, monitoring, consulting, and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Initial Investors or any of their respective Affiliates, plus
(h)    costs of surety bonds incurred in such period in connection with financing activities, plus
(i)    the amount of reasonably identifiable and factually supportable “run-rate” cost savings, operating expense reductions, and synergies that are projected by the Borrower in good faith to result from actions either taken or expected to be taken within 24 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such period); provided that the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (i), clause (q) below, clause (r) below and the definition of “Pro Forma Adjustment” shall not exceed 25% of Consolidated EBITDA for such period (after giving effect to any increase in Consolidated EBITDA pursuant to the definition of “Acquired EBITDA”), plus
(j)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus
(k)    any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (iii) of Section 10.5(a) and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (l)(i) of Section 10.1, plus

(l)    the amount of expenses relating to payments made to option holders of any direct or indirect parent company of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement, plus
(m)    with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to Holdings’ and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus
(n)    costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus
(o)    cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (2) below for any previous period and not added back, plus
(p)    to the extent not already included in the Consolidated Net Income, (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other Asset Sale of assets permitted hereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the determination by Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, plus
(q)    for any Test Period, the aggregate amount of “run-rate” Consolidated Net Income projected by the Borrower in good faith to be attributable to New Contracts entered into during such Test Period (or following such Test Period but prior to the date for the delivery of the financial statements for such Test Period pursuant to Section 9.1(a) or (b)) (which amount shall be calculated on a Pro Forma Basis as though the full annual amount of such Consolidated Net Income attributable to such New Contracts had been realized during such Test Period (without duplication of any amounts attributable to such New Contracts already received in such Test Period)); provided that the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (q), clause (i) above, clause (r) below and the definition of “Pro Forma Adjustment” shall not exceed 25% of Consolidated EBITDA for such period (after giving effect to any increase in Consolidated EBITDA pursuant to such provision), plus
(r)    New Store Consolidated EBITDA Adjustments; provided that the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (r), clause (i) above, clause (q) above and the definition of “Pro Forma Adjustment” shall not exceed 25% of Consolidated EBITDA for such period (after giving effect to any increase in Consolidated EBITDA pursuant to any such provision), plus
(s)    pre-opening costs and expenses incurred during the Test Period for Stores or facilities opened during or after the Test Period, plus

(t)    charges, expenses, and other items described in the Lender Presentation,
    (ii)    decreased by (without duplication):
(a)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non cash gains are deducted pursuant to this clause (ii)(a) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non cash gains received in subsequent periods to the extent not already included therein, plus
(b)    for any Test Period, the aggregate amount of “run-rate” Consolidated Net Income attributable to Terminated Contracts that have terminated or expired during such Test Period (or following such Test Period but prior to the date for delivery of the financial statements for such Test Period pursuant to Section 9.1(a) or (b)) (which amount shall be calculated on a Pro Forma Basis so as to eliminate the full annual amount of such Consolidated Net Income attributable to such Terminated Contracts during such Test Period), plus
    (iii)    increased or decreased by (without duplication):
(a)    any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and
(b)    any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.
For the avoidance of doubt:
    (i)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP,
    (ii)    there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by Holdings or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired

Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and
    (iii)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.
~~“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt as of such date consisting of the Obligations and Indebtedness secured by a Lien on the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on any of the Collateral securing the Obligations, pursuant to a First Lien Intercreditor Agreement.~~
~~“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated First Lien Secured Debt as of such date of determination, minus cash and cash equivalents (in each case, free and clear of all Liens other than Permitted Liens and with “cash and cash equivalents” determined in accordance with GAAP) of Holdings and the Restricted Subsidiaries (other than the proceeds of any Indebtedness being incurred and giving rise to the need to calculate the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio) to (ii) Consolidated EBITDA of Holdings for the Test Period then last ended. In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires, or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Test Period but prior to or simultaneously with the date of determination, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, redemption, retirement, or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Test Period; provided, however, that Pro Forma Effect shall not give effect to any Indebtedness incurred on the date of such determination (except pursuant to the first paragraph of Section 10.1 and Section 10.1(n)).~~
“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA of Holdings for the Test Period then last ended to (ii) Consolidated Interest Expense of Holdings for such Test Period.
“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the sum, without duplication, of:
    (i)    consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers acceptances, (b) capitalized interest to the extent paid in cash, and (c) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (1) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (2) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (3) any “additional interest” owing pursuant to a registration rights agreement, (4) non-cash interest expense attributable to a parent entity resulting from push-down accounting, but solely to the extent not reducing consolidated cash interest expense in any prior period, (5) any non-cash expensing of bridge, commitment, and other financing fees that have been previously paid in cash, but solely to the extent not reducing consolidated cash interest expense in any prior period, and (6) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any Receivables Facility); less
    (ii)    cash interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,
    (i)    any after-tax effect of extraordinary, non-recurring, or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments, or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration, and other restructuring and business optimization costs, charges, reserves, or expenses (including related to acquisitions after the Restatement Effective Date and to the start-up, closure, and/or consolidation of facilities), new product introductions, and one-time compensation charges shall be excluded,
    (ii)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,
    (iii)    any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed, or discontinued operations or Stores shall be excluded,
    (iv)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors of Holdings, shall be excluded,
    (v)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
    (vi)    solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(A) of Section 10.5 the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived, or otherwise released, (b) is imposed pursuant to this Agreement and other Credit Documents, Incremental Loans, or Permitted Other Indebtedness, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein,
    (vii)    effects of adjustments (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Original Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
    (viii)    (a) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark to market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,
    (ix)    any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,
    (x)    (a) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options units, restricted stock, or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,
    (xi)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Restatement Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,
    (xii)    accruals and reserves (including contingent liabilities) that were established or adjusted within twelve months after the Closing Date that were so required to be established as a result of the Original Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,
    (xiii)    to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the determination by Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,

    (xiv)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,
    (xv)    any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date shall be excluded, and
    (xvii)     any net increase or decrease in deferred revenue from the sale of Eye Care Club memberships, product warranty programs and other programs providing deferred revenue shall be excluded.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date.
“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis consisting of third-party Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings thereunder.
“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus cash and cash equivalents (in each case, free and clear of all Liens other than Permitted Liens and with “cash and cash equivalents” determined in accordance with GAAP) of Holdings and the Restricted Subsidiaries (other than the proceeds of any Indebtedness being incurred and giving rise to the need to calculate the Consolidated Total Debt to Consolidated EBITDA Ratio) to (ii) Consolidated EBITDA of Holdings for the Test Period then last ended. In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires, or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Test Period but prior to or simultaneously with the date of determination, then the Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, redemption, retirement, or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Test Period; provided, however, that Pro Forma Effect shall not give effect to any Indebtedness incurred on the date of such determination (except pursuant to the first paragraph of Section 10.1 and Section 10.1(n)).
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Continuing Term A Loan” shall mean, with respect to each Term A Lender listed on Annex C to Amendment No. 2, the principal amount of Term A Loans held by such Lender immediately prior to the Amendment No. 2 Effective Date set forth opposite such Lender’s name on such Annex.
“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of ~~the term~~ “Consolidated EBITDA”.
“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of ~~the term~~ “Consolidated EBITDA”.
“Counterparty” shall mean a Person other than a retail customer.
“Credit Documents” shall mean this Agreement, the Restatement Agreement, each Joinder Agreement, the Guarantees, the Security Documents, and any promissory notes issued by the Borrower pursuant hereto.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.
“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.
“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.
“Credit Party” shall mean Holdings, the Borrower, and the other Guarantors.
“Creditor Party” shall have the meaning provided in Section 12.15.
“Cure Amount” shall have the meaning provided in Section 11.14.
“Cure Right” shall have the meaning provided in Section 11.14.
“Daily Simple SOFR” with respect to any applicable determination date, shall mean the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by Holdings or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(w)(i)).
“Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.
“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.
“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Designated Jurisdiction” shall mean any country, region or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Holdings or the Borrower, setting forth the basis of such valuation, executed by either a senior vice president or the principal financial officer of Holdings or the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.
“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent company of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of Holdings or the parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 10.5(a).
“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“disposition” shall have the meaning assigned such term in clause (i) of the definition of “Asset Sale”.
“Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to the Administrative Agent and the Joint Lead Arrangers and Bookrunners prior to the commencement of “primary syndication” as being Disqualified Lenders, (ii) who are competitors of Holdings and its Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same, it being understood that the DQ List may be disclosed to any assignee or Participant or prospective assignee or Participant, subject to Section 13.16.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Documentation Agents” shall mean Fifth Third Bank and SunTrust Bank, as documentation agents for the Lenders under this Agreement and the other Credit Documents.
“Dollar Equivalent” shall mean, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by the Administrative Agent on the basis of the Spot Rate (determined on the most recent date of determination) for the purchase of Dollars with such currency.
“Dollars” and “$” shall mean dollars in lawful currency of the United States.
“Domestic Subsidiary” shall mean each Subsidiary of Holdings that is organized under the laws of the United States, any state thereof, or the District of Columbia.
“Early Opt-in Effective Date” shall mean, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” shall mean the occurrence of:
(a)    a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 2.10(d), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(b)    the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” ~~means~~shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” ~~means~~shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” ~~means~~shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands.
“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.
“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” shall mean any public or private sale of common stock or preferred stock of Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than: (i) public offerings with respect to the Borrower or any of its direct or indirect parent company’s (including Holdings’) common stock registered on Form S-8, (ii) issuances to any Subsidiary of Holdings, (iii) any such public or private sale that constitutes an Excluded Contribution, and (iv) any Cure Amount.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” shall mean (i) the failure of any Plan to comply with any provisions of ERISA and/or the Code (and applicable regulations under either) or with the terms of such Plan; (ii) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (iii) any Reportable Event; (iv) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vii) the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (viii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (ix) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (xi) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (xii) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” ~~means~~shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning provided in Section 11.
“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities, or the Fair Market Value of Qualified Proceeds received by Holdings from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or the principal financial officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (iii) of Section 10.5(a); provided that (i) any non-cash assets shall qualify only if acquired by a parent of Holdings in an arm’s-length transaction within the six months prior to such contribution and (ii) no Cure Amount shall constitute an Excluded Contribution.
“Excluded Property” shall have the meaning set forth in the Security Agreement.
“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any Foreign Subsidiary or any CFC Holding Company, any Voting Stock or Stock Equivalents of any such Foreign Subsidiary or such CFC Holding Company in excess of 66% of the total voting power of all outstanding Voting Stock or Stock Equivalents of such Foreign Subsidiary or CFC Holding Company, (iii) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (iv) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (ix) of the definition of “Permitted Lien” or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not Wholly-Owned by Holdings and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (v) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to Holdings or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, (vi) any Capital Stock or Stock Equivalents that are margin stock, and (vii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV, any special purpose entity or a Managed Care Subsidiary.

“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non Wholly-Owned Restricted Subsidiary), (iii) any CFC Holding Company, (iv) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (v) any Foreign Subsidiary, (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (vii) each Subsidiary with respect to which, as reasonably determined by Holdings, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of Holdings and its Subsidiaries to satisfy applicable Requirements of Law, (viii) any other Subsidiary with respect to which, (a) in the reasonable judgment of the Administrative Agent and Borrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (b) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) each Unrestricted Subsidiary, (x) any Receivables Subsidiary, (xi) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder, (xii) each SPV or not-for-profit Subsidiary and (xiii) any Managed Care Subsidiary.
“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is required to be imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7 (or that designates a new lending office pursuant to a request by the Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any withholding Taxes attributable to a recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.

“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.
“Existing Letters of Credit” shall mean those certain letters of credit listed on Schedule 1.1(c).
“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).
“Expiring Credit Commitment” shall have the meaning provided in Section 2.1(e).
“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).
“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).
“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Extension Date” shall have the meaning provided in Section 2.14(g)(v).
“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Request” shall mean a Term Loan Extension Request.
“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.
“Eye Care Club” shall mean the multi-year programs offered from locations operated by Holdings or its Subsidiaries pursuant to which a purchaser/customer obtains the right to obtain multiple eye examinations and discounts on eyewear during the program period.
“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section

1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.
“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement substantially in the form of Exhibit H (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent, and the representatives for purposes thereof for holders of one or more classes of First Lien Obligations (other than the Obligations).
“First Lien Obligations” shall mean the Obligations and the Permitted Other Indebtedness Obligations that are secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the Obligations.
~~“First Lien Secured Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be no greater than 3.25 to 1.00.~~
“FirstSight” shall mean FirstSight Vision Services, Inc., a California corporation.
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:
    (i)    Consolidated Interest Expense of such Person for such period,
    (ii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and
    (iii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.
“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Credit Party or any of its Subsidiaries.
“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Credit Party or any of its Subsidiaries.
“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign

Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law or regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.
“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.
“Former Agent” shall have the meaning provided in the recitals to this Agreement.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to a Letter of Credit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fronting Fee” shall have the meaning provided in Section 4.1(d).
“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” shall mean all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Holdings or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Restatement Effective Date, Holdings may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give written notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of “Capitalized Lease Obligations”.
“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g).
“Guarantee” shall mean (i) the Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, dated as of the Closing Date, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent.
“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean (i) each Subsidiary of Holdings that is party to the Guarantee on the Restatement Effective Date, (ii) each Subsidiary of Holdings that becomes a party to the Guarantee after the Restatement Effective Date pursuant to Section 9.11 or otherwise, and (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).
“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics by, any Environmental Law.
“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) with respect to any Hedge Agreement entered into prior to the Restatement Effective Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on

the Restatement Effective Date and (ii) any other Person that is designated by the Borrower as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit M or such other form reasonably acceptable to the Administrative Agent.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.
“Historical Financial Statements” shall mean (i) the audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 2017 and December 31, 2018, and the related audited consolidated statements of income and cash flow of Holdings and its Subsidiaries for the years ended December 31, 2017 and December 31, 2018 and (ii) the unaudited interim consolidated balance sheets of Holdings and its Subsidiaries for the fiscal quarters ending September 30, 2018, December 31, 2018 and March 31, 2019 and the related unaudited consolidated statements of income and cash flow of Holdings and its Subsidiaries for fiscal quarters ending September 30, 2018, December 31, 2018 and March 31, 2019.
“Holdings” shall mean (i) Holdings (as defined in the preamble to this Agreement) or (ii) after the Restatement Effective Date any other Person or Persons (“New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (“Previous Holdings”); provided that (a) such New Holdings directly owns (i) 100% of the Equity Interests of the Borrower and (ii) 100% of the Equity Interests of each other direct Subsidiary of Previous Holdings which were owned by Previous Holdings immediately prior thereto, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document, (d) all Capital Stock of the Borrower and each other direct Subsidiary of Previous Holdings and substantially all of the other assets of Previous Holdings are contributed or otherwise transferred, directly or indirectly, to such New Holdings and pledged to secure the Obligations, (f) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default, (ii) such substitution does not result in any material adverse tax consequences to any Credit Party and (iii) such substitution does not result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder), (g) no Change of Control shall occur; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to Holdings in the Credit Documents shall be meant to refer to New Holdings and (h) New Holdings shall be organized in the United States, any state thereof or the District of Columbia.
“IFRS” shall have the meaning given such term in the definition of “GAAP”.
“Impacted Loans” shall have the meaning provided in Section 2.10(a).
“Increased Amount Date” shall have the meaning provided in Section 2.14(a).
“Incremental Loans” shall have the meaning provided in Section 2.14(c).
“incur” shall have the meaning provided in Section 10.1.
“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with

GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of Holdings solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, or (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
For all purposes hereof, the Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5.
“Indemnified Person” shall have the meaning provided in Section 13.5.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.
“Initial Investors” shall mean Kohlberg Kravis Roberts & Co. L.P., KKR North America Fund XI L.P., KKR North America Fund XI ESC L.P., KKR North America Fund XI SBS L.P., KKR Partners III, L.P. KKR CIS Global Investor L.P., CPS Managers Fund L.P., KKR Principal Opportunities Partnership (Domestic) L.P., KKR Principal Opportunities Partnership (Domestic) L.P., Berkshire Fund VI, Limited Partnership, Berkshire Investors  LLC and Berkshire Investors III LLC, and each of their respective Affiliates and successors.
“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property” shall mean U.S. and foreign intellectual property, including all (i) (a) patents, inventions, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (d) trade secrets, confidential, proprietary, or non-public information and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of Holdings, the Borrower, and the other Restricted Subsidiaries, intercompany loans, advances, or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations.
For purposes of the definition of “Unrestricted Subsidiary” and Section 10.5,
    (i)    Investments shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Holdings’ Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
    (ii)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by Holdings or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.
“Investment Grade Securities” shall mean:
    (i)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
    (ii)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries,
    (iii)    investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and
    (iv)    corresponding instruments in countries other than the United States customarily utilized for high-quality investments.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement, and instrument entered into by the Letter of Credit Issuer and the Borrower (or any other Restricted Subsidiary or Holdings) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A.
“Joint Lead Arrangers and Bookrunners” shall mean BofA Securities, Inc., KKR Capital Markets LLC, JPMorgan Chase Bank, N.A. ~~and~~, Wells Fargo Securities, LLC and the Amendment No. 2 Lead Arrangers and, for purposes of the protections and indemnification provisions hereof, the “Joint Lead Arrangers and Bookrunners” (as defined in the Original Credit Agreement).
“Junior Debt” shall mean any Indebtedness (other than any permitted intercompany indebtedness owing to the Borrower or any Restricted Subsidiary) in respect of Subordinated Indebtedness.
“KKR” shall mean each of Kohlberg Kravis Roberts & Co. L.P. and KKR North America Fund XI L.P.
“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Facility Maturity Date” shall mean the date that is three Business Days prior to the Revolving Credit Maturity Date; provided that the L/C Facility Maturity Date may be extended beyond such date with the consent of the Letter of Credit Issuer.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“LCT Election” shall have the meaning provided in Section 1.12(b).
“LCT Test Date” shall have the meaning provided in Section 1.12(b).
“Lender” shall have the meaning provided in the preamble to this Agreement.
“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or Reimbursement Obligations, which refusal or failure is not cured within one business day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent, any Swingline

Lender, any Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within one business day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement, (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action.
“Lender Presentation” shall mean the Lender Presentation of Holdings dated June 6, 2019.
“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a) and includes the Existing Letters of Credit.
“Letter of Credit Commitment” shall mean $20,000,000 (provided the Letter of Credit Commitment of (i) Bank of America, N.A. shall not exceed $6,666,666.67, (ii) JPMorgan Chase Bank, N.A. shall not exceed $6,666,666.67 and (iii) Wells Fargo Bank, N.A. shall not exceed $6,666,666.66, in each case unless otherwise agreed to by such Letter of Credit Issuer in its sole discretion), as the same may be reduced from time to time pursuant to Section3.1.
“Letter of Credit Expiration Date” shall mean the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility.
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer “ shall mean (i) in the case of standby Letters of Credit only, (a) as applicable, each of Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. and (b) any of their respective Affiliates or branches, (ii) any replacement, additional issuer, or successor pursuant to Section 3.6 and (iii) solely with respect to the Existing Letter of Credit issued by it and outstanding on the Restatement Effective

Date, Goldman Sachs Bank USA. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.
“Letter of Credit Request” shall mean a notice executed and delivered by the Borrower pursuant to Section 3.2, and substantially in the form of Exhibit L or another form which is acceptable to the Letter of Credit Issuer in its reasonable discretion.
“Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of the principal amount of all Unpaid Drawings.
“LIBOR” shall have the meaning provided in the definition of “LIBOR Rate”.
“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate” shall mean,
    (i)     for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, and
    (ii)     for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
~~;~~ provided that if the LIBOR Rate as determined below for any period would be less than ~~1.00%~~zero, the LIBOR Rate for such period shall instead be ~~1.00%~~zero.
“LIBOR Screen Rate” ~~means~~shall mean the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
~~“LIBOR Successor Rate” shall have the meaning provided in Section 2.10(d).~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ABR, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent and in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).~~
“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license to Intellectual Property be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean (a) the consummation of any acquisition (including by way of merger), Investment, Disposition, Restricted Payment requiring declaration (as determined by Borrower) by one or more of Holdings, the Borrower and the Restricted Subsidiaries and whose consummation is not conditioned on the availability of, or on obtaining, third party financing and/or (b) any prepayment, repurchase or redemption of Indebtedness requiring irrevocable notice in advance of such prepayment, repurchase or redemption.
“Loan” shall mean any Revolving Loan, Swingline Loan, Term Loan, Extended Term Loan, New Term Loan, or any other loan made by any Lender pursuant to this Agreement.
“Managed Care Subsidiary” shall mean FirstSight and any other Subsidiary of the Borrower (i) whose financial condition or activities are regulated under laws of any state in connection with the provision of health or vision care products or services (or related administrative services) and (ii) a pledge of the Capital Stock of whom, or whose guaranty of the Obligations or granting of a lien on its assets to secure the Obligations would violate any applicable law or regulation or require a consent of a Governmental Authority which has not been obtained.
“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).
“Master Agreement” shall have the meaning provided in the definition of ~~the term~~ “Hedge Agreement.”
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of Holdings and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of Holdings and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.
“Material Acquisition” shall mean any Permitted Acquisition or Investment, or the last to occur of a group of no greater than three Permitted Acquisitions and/or Investments (whether or not related to each other) consummated within a period of one year, if the aggregate amount of consideration paid in respect of, and liabilities incurred or assumed to finance, such Permitted Acquisition and/or Investment (or, if applicable, such group of Permitted Acquisitions and/or Investments) is in the aggregate at least $50,000,000 and the Borrower has designated such Permitted Acquisitions and/or Investments as a “Material Acquisition”.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Restatement Effective Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xii) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 7.5% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 7.5% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then Holdings shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.

“Maturity Date” shall mean the Term A Loan Maturity Date, the New Term Loan Maturity Date, the Revolving Credit Maturity Date, the maturity date of an Extended Term Loan or the maturity date of an Extended Revolving Credit Loan, as applicable.
“Maximum Incremental Facilities Amount” shall mean, ~~(A) during the Additional Restrictions Period, $50,000,000 or (B) at any other~~at any date of determination, (i) the amount such that, after giving effect to the incurrence of such amount Holdings would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition and, only in the case of a simultaneous incurrence of the maximum amount permitted to be incurred under this clause (i) on the date of such incurrence together with an incurrence in reliance on clause (ii) below on such date, without giving pro forma effect to such simultaneous incurrence in reliance on clause (ii) below or under the Revolving Credit Facility) with the ~~First Lien Secured~~Total Leverage Test ~~(assuming that all outstanding Indebtedness incurred pursuant to Section 10.1(x) prior to or on such date of determination would be included in the definition of “Consolidated First Lien Secured Debt”, whether or not such Indebtedness would otherwise be so included and assuming the New Revolving Credit Commitments established at such time are fully drawn)~~, plus (ii) $100,000,000.
“Minimum Borrowing Amount” shall mean (i) with respect to a Borrowing of LIBOR Loans, $1,000,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing) and (ii) with respect to a Borrowing of ABR Loans, $1,000,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing).
“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions of Section 3.8(a)(i), (a)(ii), or (a)(iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent and the Borrower, together with such terms and provisions as may be required by local laws.
“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned in fee by a Credit Party and identified on Schedule 1.1(a), and each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.
“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of Holdings or any of the Restricted Subsidiaries ~~(or, in the case of a Capital Markets Prepayment Event, the Parent Entity)~~ in respect of such Prepayment Event or incurrence of Permitted Other Indebtedness, as the case may be, less (ii) the sum of:
(a)    the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated to be payable by Holdings or any of the Restricted Subsidiaries ~~(or, in the case of a~~

~~Capital Markets Prepayment Event, the Parent Entity)~~ in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,
(b)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by Holdings or any of the Restricted Subsidiaries ~~(or, in the case of a Capital Markets Prepayment Event, the Parent Entity)~~; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,
(c)    the amount of any Indebtedness (other than the Loans and Permitted Other Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,
(d)    in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that Holdings or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of Holdings or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless Holdings or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date Holdings or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),
(e)    in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to minority interests and not available for distribution to or for the account of Holdings or a Wholly-Owned Restricted Subsidiary as a result thereof,
(f)    in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that Holdings and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, and
(g)    all fees and out of pocket expenses paid by Holdings or a Restricted Subsidiary ~~(or, in the case of a Capital Markets Prepayment Event, the Parent Entity)~~ in connection with any of the foregoing (for the avoidance of doubt, including, (1) in the case of the issuance of Permitted Other Indebtedness ~~or Capital Markets Prepayment Event~~, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and (2) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case only to the extent not already deducted in arriving at the amount referred to in clause (i) above.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“New Contracts” shall mean binding contracts or purchase orders (i) entered with new Counterparties or (ii) for new business with existing Counterparties, in each case, under which Holdings and/or its Subsidiaries have begun to provide goods or services, which are expected to increase the Consolidated Net Income of Holdings.
“New Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“New Store Consolidated EBITDA Adjustment” shall mean, for any applicable Test Period, the excess (not to be less than zero) of (i) aggregate amount derived from the product of (a) the aggregate number of New Stores and (b) Average New Store Consolidated EBITDA during the previous Test Period over (ii) the actual Consolidated EBITDA generated by New Stores during the Test Period.
“New Stores” shall mean, with respect to any Test Period, the number of Stores opened within the last 24 months, measured from and including the last month in such Test Period.
“New Term Loan” shall have the meaning provided in Section 2.14(c).
“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).
“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.
“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).
“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(3).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Expiring Credit Commitment” shall have the meaning provided in Section 2.1(e).
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall ~~have the meaning provided in Section 2.3(a).~~mean a notice of Borrowing of Term A Loans or Revolving Credit Loans, which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower.
“Notice of Conversion or Continuation” shall ~~have the meaning provided in Section 2.6(a).~~mean a notice of conversion of Loans from one Type to the other, or a continuation of LIBOR Loans, pursuant to Section 2.6(a), which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer of the Borrower.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan, or Letter of Credit or under any Secured Cash Management Agreement, Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with Holdings or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.
“OFAC” shall have the meaning provided in Section 8.11.
“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments, and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).
“Original Transactions” shall mean the “Transactions” (as defined in the Original Credit Agreement).
“Other Rate Early Opt-in” shall mean the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 2.10(d)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.
“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include (i) any Taxes that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower or Holdings or (ii) Excluded Taxes.
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent Entity” shall mean National Vision Holdings, Inc. or any other Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings and/or the Borrower.

“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).
“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” shall have the meaning provided in Section 13.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” shall mean any employee benefit pension plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of “Permitted Investment”.
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.
“Permitted Convertible Indebtedness” means (i) National Vision Holdings, Inc.’s 2.50% convertible senior notes due 2025 outstanding prior to the Amendment No. 2 Effective Date and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (A) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing), (B) such Indebtedness constitutes Indebtedness of any Parent Entity that is convertible, at the option of the holder, into Equity Interests (other than Disqualified Equity Interests) of such Parent Entity, cash or a combination of such Equity Interests and cash~~; provided that~~, (~~i~~C) such Indebtedness has no scheduled principal payments prior to the date that is five years following the date of issuance (provided, however, this clause (~~i~~C) shall not limit payments and deliveries due upon conversion of such Indebtedness (including, for the avoidance of doubt, if such Parent Entity has the right to elect to pay, or elects to pay, the principal amount of any such Indebtedness in cash upon a holder’s exercise of its conversion or exchange right under such Indebtedness, such right or payment) and payments due upon required repurchase of such Indebtedness) and (~~ii~~D) such Indebtedness is not guaranteed by Holdings or any of its Restricted Subsidiaries.
“Permitted Holders” shall mean each of (i) the Initial Investors and their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management of Holdings or the Borrower (or any Parent Entity) who are holders of Equity Interests of Holdings (or any Parent Entity) on the Restatement Effective Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Initial Investors, their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any Parent Entity and (ii) any Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Original Transactions) that, assuming such parent was not formed, after giving effect thereto would constitute a Change of Control.

“Permitted Investments” shall mean:
    (i)    any Investment in Holdings or any Restricted Subsidiary; provided that the aggregate outstanding amount of Investments made by the Borrower and the Guarantors in Restricted Subsidiaries that are not the Borrower or a Guarantor shall not, at any time, exceed the greater of (x) $50.0 million and (y) 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;
    (ii)    any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;
    (iii)    any Investment by Holdings or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Person becomes a Restricted Subsidiary ~~Guarantor (except as permitted by any other provision of this definition)~~ or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer; provided, further, that the aggregate consideration ~~payable by Holdings~~ (excluding any consideration resulting from the incurrence of Indebtedness, other than under the Revolving Credit Facility) paid by the Borrower and the Guarantors in connection with Permitted Acquisitions where the assets acquired are not owned directly by the Borrower or a Guarantor or any Restricted Subsidiary ~~for all such Permitted Acquisitions during the Additional Restrictions Period shall not exceed $20,000,000;~~that is acquired does not become a Guarantor shall not, at any time, exceed the greater of (x) $50.0 million and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;
    (iv)    any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;
    (v)    (a) any Investment existing or contemplated on the Restatement Effective Date and, in each case, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement, renewal, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Restatement Effective Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Restatement Effective Date;
    (vi)    any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of Holdings of such other Investment or accounts receivable or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
    (vii)    Hedging Obligations permitted under clause (j) of Section 10.1 and Cash Management Services;
    (viii)    any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of (a) $45,000,000 and (b) 40.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (viii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above (to the extent permitted thereby) and shall cease to have been made pursuant to this clause (viii) for so long as such Person continues to be a Restricted Subsidiary;
    ~~(viii)    [reserved];~~
    (ix)    Investments the payment for which consists of Equity Interests of Holdings or any direct or indirect parent company of Holdings (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (iii) of Section 10.5(a);
    (x)    guarantees of Indebtedness permitted under Section 10.1;
    (xi)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9 (except transactions described in clause (b) of such paragraph);
    (xii)    Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;
    (xiii)    ~~following the Additional Restrictions Period,~~ additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $ 75,000,000 and (b) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above (to the extent permitted thereby) and shall cease to have been made pursuant to this clause (xiii) for so long as such Person continues to be a Restricted Subsidiary;
    (xiv)    ~~following the Additional Restrictions Period,~~ Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect a Receivables Facility or any repurchases in connection therewith;
    (xv)    advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (a) $10,000,000 and (b) 5.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;
    (xvi)    (a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof and (b) promissory notes received from stockholders of Holdings, any direct or indirect parent company of Holdings  or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of Holdings, any direct or indirect parent company of Holdings and the Subsidiaries;
    (xvii)    Investments consisting of extensions of trade credit in the ordinary course of business;

    (xviii)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
    (xix)    non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;
    (xx)    Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, independent eye care professionals (or to professional corporations owned by such professionals), franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;
    (xxi)    the licensing and contribution of Intellectual Property pursuant to joint  marketing arrangements with other Persons, in the ordinary course of business;
    (xxii)    to the extent constituting Investments, transactions pursuant to the Wal-Mart Agreements;
(xxiii) ~~following the Additional Restrictions Period,~~ other Investments; provided that (A) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (B) after giving Pro Forma Effect to such Investment the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than ~~3.00~~3.25 :1.00; and
(xxiv) Investments of a Subsidiary acquired after the Closing Date or of a Person merged orconsolidated with any Subsidiary in accordance with this definition of “Permitted Investments”, Section 10.3 and/or Section 10.5 after the Closing Date to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation .
“Permitted Liens” shall mean, with respect to any Person:
    (i)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case incurred in the ordinary course of business;
    (ii)    Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
    (iii)    Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.12, or for property taxes on property Holdings or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;

    (iv)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;
    (v)    minor survey exceptions, minor encumbrances, ground leases, easements, or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
    (vi)    Liens securing Indebtedness permitted to be outstanding pursuant to clause (a) or (d), (l)(ii), (r), (w) or (x) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (d) of Section 10.1, replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (b) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the assets owned by the Restricted Subsidiaries incurring such Indebtedness; (c) in the case of Liens securing Permitted Other Indebtedness Obligations that constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (1) in the case of the first such issuance of Permitted Other Indebtedness constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations shall have entered into the First Lien Intercreditor Agreement and (2) in the case of subsequent issuances of Permitted Other Indebtedness constituting First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (d) in the case of Liens securing Permitted Other Indebtedness Obligations that do not constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness that do not constitute First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness that do not constitute First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (vi);
    (vii)    subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing on the Restatement Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of (a) $5,000,000 individually or (b) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 10.2) shall only be permitted if set forth on Schedule 10.2, and, in each case, any modifications, replacements, renewals, or extensions thereof;

    (viii)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);
    (ix)    Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);
    (x)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with Section 10.1;
    (xi)    Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securing such Hedging Obligations and Cash Management Services;
    (xii)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
    (xiii)    leases, subleases, licenses, or sublicenses (including of Intellectual Property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary and do not secure any Indebtedness;
    (xiv)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
    (xv)    Liens in favor of Holdings, the Borrower, or any other Guarantor;
    (xvi)    Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;
    (xvii)    ~~following the Additional Restrictions Period,~~ Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

    (xviii)    Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi) (other than pursuant to Section 10.1(l)(ii)), (vii), (viii) ~~and~~, (ix), (x), and (xv), of this definition of “Permitted Liens”; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii), (viii) ~~and~~, (ix), (x) and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;
    (xix)    deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;
    (xx)    other Liens securing obligations which do not exceed the greater of (a) $45,000,000~~, provided that Indebtedness for borrowed money may not be secured in reliance on this clause (xx) during the Additional Restrictions Period;~~ and (b) 40.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien;
    (xxi)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.5 or Section 11.10;
    (xxii)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
    (xxiii)    Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
    (xxiv)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
    (xxv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
    (xxvi)    Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of Holdings or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business;
    (xxvii)    Liens (a) solely on any cash earnest money deposits made by Holdings or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;

    (xxviii)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by Holdings or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;
    (xxix)    restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;
    (xxx)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
    (xxxi)    zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;
    (xxxii)    Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
    (xxxiii)    Liens arising under the Security Documents;
    (xxxiv)    Liens on goods purchased in the ordinary course of business the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings, the Borrower or any of their Subsidiaries;
    (xxxv)    (a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures;
    (xxxvi)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
    (xxxvii)     with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law;
    (xxxviii)    to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investments securing Swap Obligations in the ordinary course of business; and Liens on the assets of a Managed Care Subsidiary pursuant to applicable rules, or regulations of, or undertakings made to, any Governmental Authority having jurisdiction and authority over such Managed Care Subsidiary; and
    (xxxix)    Liens arising pursuant to the Wal-Mart Agreements.
For purposes of this definition, the term :Indebtedness” shall be deemed to include interest on, and fees, expenses and other obligations payable with respect to, such Indebtedness.
“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness (which Indebtedness may (i) be unsecured, (ii) have the same lien priority as the First Lien Obligations (without regard to control of remedies); provided such Permitted Other Indebtedness is in the form of secured first lien notes, or (iii) be secured by a Lien ranking junior to the Lien securing the First Lien Obligations), in each case issued or incurred by the Borrower or other Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Maturity Date (other than, in each case, customary offers or obligations to repurchase upon a change of control, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) the covenants, taken as a whole, are not more restrictive to the Borrower and the other Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to periods after the Latest Maturity Date at the time of such refinancing) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the Lenders or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of Holdings (other than the Borrower or a Guarantor) is an obligor, and (d) that, if secured, is not secured by a lien any assets other than the Collateral.
“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee, security agreement, or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.
“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.
“Permitted Other Indebtedness Secured Parties” shall mean the holders from time to time of secured Permitted Other Indebtedness Obligations (and any representative on their behalf).
“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).
“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by Holdings or any of the Restricted Subsidiaries after the Restatement Effective Date; provided that any such Sale Leaseback not between Holdings and a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faith by (i) Holdings or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks), the aggregate proceeds of which exceed the greater of (a) $40,000,000 and (b) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Sale Leaseback, the board of directors (or analogous governing body) of Holdings or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of Holdings or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale

Leaseback)~~; provided, further that during the Additional Restrictions Period, the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recently ended Test Period is equal to or less than 3.00:1.00~~.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.
“Plan” shall mean, other than any Multiemployer Plan, any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning provided in Section 13.17(a).
“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Closing Date, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.
“Prepayment Event” shall mean any ~~Capital Markets Prepayment Event,~~ Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event, or any Permitted Sale Leaseback.
“Prepayment Notice” shall mean a notice of the Borrower’s intent to prepay Loans, including Term Loans, Revolving Credit Loans, and Swingline Loans, as applicable, in accordance with Section 5.1, in a form approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by an Authorized Officer.
“primary obligor” shall have the meaning provided such term in the definition of “Contingent Obligations”.
“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Holdings in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and the Restricted Subsidiaries; provided that (a) at the election of Holdings, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000 and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that (i) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and (ii) the aggregate increase to Consolidated EBITDA for any period pursuant to this definition and clauses (i)(i), (i)(q) and (i)(r) of the definition of “Consolidated EBITDA” shall not exceed 25% of

Consolidated EBITDA for such period (after giving effect to any increase in Consolidated EBITDA pursuant to the definition of “Acquired EBITDA”).
“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all Capital Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) other than as set forth in the definition of “Maximum Incremental Facilities Amount”, any incurrence or assumption of Indebtedness by Holdings or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to operating expense reductions that are (x)(1) directly attributable to such transaction, (2) expected to have a continuing impact on Holdings, the Borrower or any of the other Restricted Subsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of “Pro Forma Adjustment”.
“Pro Forma Entity” shall have the meaning provided in the definition of ~~the term~~ “Acquired EBITDA”.
“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock of such Person.
“Real Estate” shall have the meaning provided in Section 9.1(f).
“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to Holdings and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which Holdings or any Subsidiary makes an Investment and to which Holdings or any Subsidiary transfers accounts receivables and related assets.
“Refinanced Term Loans” shall have the meaning provided in Section 13.1.
“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).
“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Reimbursement Obligations” shall mean the Borrower’s obligations to reimburse Unpaid Drawings pursuant to Section 3.4(a).
“Reinvestment Period” shall mean (~~i) during the Additional Restrictions Period, 180 days following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback or (ii) at any other date of determination, 365~~450 days following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.
“Rejection Notice” shall have the meaning provided in Section 5.2(f).
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or the Restricted Subsidiaries in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the environment.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” shall have the meaning provided in Section 12.9(b).
“Repayment Amount” shall mean the Term A Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.
“Replacement Term Loan Commitment” means the commitments of the Lenders to make Replacement Term Loans.
“Replacement Term Loans” shall have the meaning provided in Section 13.1.
“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to PBGC Reg. § 4043.
“Required Lenders” shall mean, at any date, (i) Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Revolving Credit Commitment at such date, (b) the Adjusted Total Term Loan Commitment at such date, and (c) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (ii) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).
“Required Term A Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term A Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term A Loans (excluding Term A Loans held by Defaulting Lenders) at such date.
“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.
“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Rescindable Amount” shall have the meaning as provided in Section 2.04(d).
“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).
“Resolution Authority” ~~means~~shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement Agreement” shall mean the Joinder and Amendment and Restatement Agreement, dated as of July 18, 2019, by and among the Credit Parties, the Administrative Agent, the Collateral Agent, the Former Agent and the Lenders party thereto.
“Restatement Date Refinancing” shall have the meaning provided in the recitals to this Agreement.
“Restatement Effective Date” shall mean July 18, 2019, the date on which the conditions precedent to effectiveness set forth in Section 6 are satisfied.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall have the meaning provided in Section 10.5(a).
“Restricted Subsidiary” shall mean any Subsidiary of Holdings other than an Unrestricted Subsidiary.
“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount (carried out to the ninth decimal place) at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.1(b) under the caption Revolving Credit Commitment or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders, as of the Restatement Effective Date, shall be $300,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage (carried out to the ninth decimal place) obtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of Revolving Credit Loans of such Lender then outstanding, (ii) such Lender’s Letter of Credit Exposure at such time, and (iii) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.
“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b).
“Revolving Credit Maturity Date” shall mean July 18, 2024 or, if such date is not a Business Day, the immediately preceding Business Day .
“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans or Swingline Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.
“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) Revolving Credit Loan or (ii) Extended Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.
“Sanctions” shall mean any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or any member state thereof, Her Majesty’s Treasury of the United Kingdom (“HMT”) or other relevant sanctions authority.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Lien Intercreditor Agreement” shall mean a First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit I (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations.
“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings or any of the Restricted Subsidiaries and any Cash Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.
“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.
“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the preceding sentence, the Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specified Master Agreement as “Secured Hedge Agreements”.

“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.
“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, and each Lender, in each case with respect to the Credit Facilities, each Hedge Bank that is party to any Secured Hedge Agreement with Holdings, the Borrower or any Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with the Borrower or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.
“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, entered into by the Borrower, the other grantors party thereto, and the Collateral Agent for the benefit of the Secured Parties.
“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages, if executed, the First Lien Intercreditor Agreement, if executed, and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.
“Series” shall have the meaning provided in Section 2.14(a).
“Significant Subsidiary” shall mean, at any date of determination, (a) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for the Test Period most recently ended on or prior to such date were equal to or greater than 10% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for such period, determined in accordance with GAAP or (b) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total gross revenues (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Significant Subsidiary” under clause (a) above.
“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings and the Restricted Subsidiaries on the Restatement Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.
“SOFR” shall have the meaning provided in the definition of “Daily Simple SOFR”.
“SOFR Early Opt-in” shall mean the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 2.10(d)(i) and paragraph (1) of the definition of “Benchmark Replacement”.
“Sold Entity or Business” shall have the meaning provided in the definition of ~~the term~~ “Consolidated EBITDA”.
“Solvent” shall mean, after giving effect to the consummation of the Transactions, (i) the sum of the liabilities (including contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries, on a consolidated basis; (ii) the fair value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis; (iii) the capital of Holdings and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) Holdings and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, New Revolving Credit Commitment, or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.
“Sponsor” shall mean any of KKR and its Affiliates but excluding portfolio companies of any of the foregoing.
“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.
“SPV” shall have the meaning provided in Section 13.6(g).
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.
“Stores” shall mean any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by Holdings or any Restricted Subsidiary.
“Subordinated Indebtedness” shall mean Indebtedness of Holdings, the Borrower, or any other Guarantor that is by its terms subordinated in right of payment to the obligations of Holdings, the Borrower, or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.
“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of Holdings.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean $20,000,000. The Swingline Commitment is part of and not in addition to the Revolving Credit Commitment.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Credit Commitment Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder or any replacement or successor thereto.
“Swingline Loans” shall have the meaning provided in Section 2.1(c).
“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.
“Syndication Agents” shall mean JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as syndication agents for the Lenders under this Agreement and the other Credit Documents.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees, or other similar charges imposed by any Governmental Authority and any interest, fines, penalties, or additions to tax with respect to the foregoing.
“Term A Lender” shall mean a Lender with a Term A Loan Commitment or an outstanding Term A Loan.
“Term A Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Restatement Effective Date, the amount (carried out to the ninth decimal place) set forth opposite such Lender’s name on Schedule 1.1(b) as such Lender’s “Term A Loan Commitment”. The aggregate amount of the Term A Loan Commitments as of the Restatement Effective Date is $420,000,000.
“Term A Loan Maturity Date” shall mean July 18, 2024 or, if such date is not a Business Day, the immediately preceding Business Day.
“Term A Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Term A Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Term A Loans” shall mean the Term A Loans funded on the Restatement Effective Date pursuant to the terms and conditions of the Restatement Agreement and this Agreement (including Section 2.1(a)(ii)). Immediately after giving effect to Amendment No. 2, the aggregate amount of Term A Loans outstanding as of the Amendment No. 2 Effective Date is $200,000,000.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Term A Loan Commitment, and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.
“Term Loan Extension Request” shall have the meaning provided in Section 2.14 (g)(i).
“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.
“Term Loans” shall mean the Term A Loans, any New Term Loans, any Replacement Term Loans, and any Extended Term Loans, collectively or individually, as the context may require.

“Term SOFR” shall mean, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Terminated Contracts” shall mean binding contracts with Counterparties that have terminated (whether on or before their stated expiration).
“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).
“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the Total Term Loan Commitment at such date, and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.
“Total Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be no greater than 3.25 to 1.00.
“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.
“Total Term A Loan Commitment” shall mean the sum of the Term A Loan Commitments of all Lenders.
“Total Term Loan Commitment” shall mean the sum of the Term A Loan Commitments and the New Term Loan Commitments, if applicable, of all the Lenders.
“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by Holdings, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions contemplated by this Agreement to occur on the Restatement Effective Date, including the repayment of Indebtedness under the Original Credit Agreement in connection therewith, the consummation of any other transactions in connection with the foregoing (including the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses)).
“Transferee” shall have the meaning provided in Section 13.6(e).
“Type” shall mean (i) as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan and (ii) as to any Revolving Loan, its nature as an ABR Loan or a LIBOR Revolving Credit Loan.
“UK Financial Institution” ~~means~~shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” ~~means~~shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of Holdings, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.
~~Except during an Additional Restrictions Period,~~ The board of directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than the Borrower or a Subsidiary of Holdings that is a direct or indirect parent of the Borrower to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:
(a)    such designation complies with Section 10.5; and
(b)    each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary.
The board of directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Event of Default shall have occurred and be continuing and Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Debt to Consolidated EBITDA Ratio test set forth in the first paragraph of Section 10.1.
Any such designation by the board of directors of Holdings shall be notified by Holdings to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the Board resolution giving effect to such designation and a certificate of an Authorized Officer of Holdings certifying that such designation complied with the foregoing provisions.
“U.S.” and “United States” shall mean the United States of America.
“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).
“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wal-Mart Agreements” shall mean (i) the Management & Services Agreement, dated as of May 1, 2012, by and among Wal-Mart Stores, Inc., a Delaware corporation (“Wal-Mart”), its U.S. operating subsidiaries, including Sam’s West, Inc., and the Borrower, (ii) the Lease of Premises and License of Equipment, dated May 2, 2009, by and among Wal-Mart, its affiliates and subsidiaries and FirstSight, as amended by the First Amendment to FirstSight Lease, dated as of March 31, 2012, (iii) the Management and Services Agreement, dated as of December 17, 2012, by and between Wal-Mart, but excluding its United States operating subsidiaries Sam’s West, Inc., a Delaware corporation, and Sam’s East Inc., a Delaware corporation (together with Sam’s West, Inc., “Sam’s”) and Arlington Contact Lens Services, Inc., an Ohio corporation (“AC Lens”), (iv) the Management and Services Agreement, dated as of December 17, 2012, by and among Sam’s and its operating subsidiaries and AC Lens, (v) the Professional Office Lease Agreement, dated as of May 1, 2012, by and among Wal-Mart, its affiliates and subsidiaries and the Borrower and (vi) the Supplier Agreement, dated as of May 1, 2012, by and among the Borrower and Wal-Mart, in each case, as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time.

“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers
1.2    Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)    Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(i)    All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.
1.3    Accounting Terms.
(a)    Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.
(b)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio~~, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, and the First Lien Secured~~and the Total Leverage Test shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
(c)    Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.
1.4    Rounding. Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.5    References to Agreements Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirement of Law.
1.6    Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 2.14, Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 2.14 or Section 10 with respect to the amount of any Indebtedness, Restricted Investment, Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Restricted Investment is incurred or Asset Sale or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt ~~or Consolidated First Lien Secured Debt~~, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.~~.~~
1.7    Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission, or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any ~~LIBOR~~ successor rate pursuant to Section 2.10(d)) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes.
1.8    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.9    Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
1.10    Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.
1.11    Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 or any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6 then, such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time.
1.12    Pro Forma and Other Calculations.
(a)    For purposes of calculating any financial ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the applicable financial ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Consolidated ~~First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated~~ Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent Incurrence, except that Incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 10.1 or Section 10.2.
(b)    Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, and operating expense reductions resulting from such

Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings and operating expense reductions are made in compliance with the definition of “Pro Forma Adjustment”). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(i)    determining compliance with any provision of this Agreement which requires the calculation of the Consolidated ~~First Lien Secured Debt to Consolidated EBITDA Ratio or Consolidated~~ Total Debt to Consolidated EBITDA Ratio; or
(ii)    other than for purposes of determining the satisfaction of the conditions precedent to extensions of credit under the Revolving Credit Commitment, determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or
(iii)    testing availability under baskets set forth in this agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”) (it being understood and agreed that the Borrower may elect to revoke any LCT Election in its sole discretion), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the Limited Condition Transaction has been consummated or the definitive agreement with respect thereto has been terminated or expires.
(c)    Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(d)    Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.
1.13    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes an asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.14    Amendment and Restatement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement or any other Credit Document and from and after the effectiveness of this Agreement, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. From and after the effectiveness of this Agreement, the Obligations under the Original Credit Agreement shall continue as Obligations under this Agreement and the Credit Documents until otherwise paid in accordance with the terms hereof. The Security Documents and the grant of Liens on all of the Collateral described therein do and shall continue to secure the payment of all Obligations. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the Liens securing the “Obligations” as defined in the Original Credit Agreement, shall from and after the Restatement Effective Date secure the payment and performance of all Obligations for the benefit of the Collateral Agent and the Secured Parties, and all such Liens shall continue in full force and effect after giving effect to this Agreement and are hereby confirmed and reaffirmed by each of the Credit Parties. The parties hereto further acknowledge and agree that all “Collateral Documents” as defined in the Original Credit Agreement shall remain in full force and effect after the Restatement Effective Date in favor of and for the benefit of the Collateral Agent and the Secured Parties (with each reference therein to the collateral agent, the credit agreement or a credit document being a reference to the Collateral Agent, this Agreement or the other Credit Documents, as applicable), and each Credit Party hereby confirms and ratifies its obligations thereunder. For the avoidance of doubt, unless otherwise expressly provided herein, upon the Restatement Effective Date, any basket which permits a certain amount of a given type of transaction over the life of the Credit Agreement (however denominated) shall be reset such that any use of such baskets on or subsequent to the Closing Date but prior to the Restatement Effective Date shall be disregarded for purposes of testing such basket; provided that nothing in this Section 1.14 shall be construed to (i) prohibit any transaction occurring prior to the Restatement Effective Date utilizing the corresponding baskets under the Original Credit Agreement or (ii) apply to the calculation of any adjustment to Consolidated EBITDA (or any related definition).
Section 2    Amount and Terms of Credit
2.1    Commitments.

(a)    Term A Loans. Subject to and upon the terms and conditions of the Restatement Agreement and this Agreement, the Term A Lenders agree to make the Term A Loans to the Borrower on the Restatement Effective Date, which Term A Loans shall not exceed for any such Term A Lender the Term A Loan Commitment of such Lender and in the aggregate shall not exceed $420,000,000. Such Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Term A Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the Total Term A Loan Commitments. On the Term A Loan Maturity Date, all then unpaid Term A Loans shall be repaid in full in Dollars.

(b)    Subject to and upon the terms and conditions herein set forth each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrower from its applicable lending office (each, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that any of the foregoing such Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans that are Revolving Credit Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid (without premium or penalty) and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving Loan at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class.
(c)    Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Maturity Date, to make a loan or loans (each, a “Swingline Loan” and, collectively the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Revolving Credit Commitment then in effect, and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all Swingline Loans shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from Holdings, the Borrower, the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.
(d)    On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Revolving Credit Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case (i) Revolving Credit Loans constituting ABR Loans shall be made on the immediately succeeding Business Day (each such Borrowing, a “Mandatory Borrowing”) by each Revolving Credit Lender pro rata based on each Revolving Credit Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline

Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing, or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.
(e)    If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swingline Loan, if consented to by the Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed), on the earliest occurring maturity date such Swingline Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swingline Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swingline Loans may be reduced as agreed between the Swingline Lender and the Borrower, without the consent of any other Person.
2.2    Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Swingline Loans shall be in a minimum amount of $500,000 and in a multiple of $100,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d) and Revolving Credit Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than five Borrowings of LIBOR Loans that are Term Loans and ten Borrowings of LIBOR Loans that are Revolving Credit Loans under this Agreement.
2.3    Notice of Borrowing.
(a)    The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) (i) in the case of a Borrowing of Term A Loans that are to be ABR Loans, at least one Business Day’s prior written Notice of Borrowing and (ii) in the case of a Borrowing of Term A Loans to be made on the Restatement Effective Date if such Term A Loans are to be LIBOR Loans, at least two Business Day’s prior written Notice of Borrowing. Such ~~notice (a “~~Notice of Borrowing~~”)~~ shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which shall be the Restatement Effective Date) and (C) whether the Term A Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Term A

Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. A Notice of Borrowing may be in such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the Borrower. A Notice of Borrowing may be given by (x) telephone or (y) a written Notice of Borrowing (provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing). If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing of LIBOR Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.
(b)    Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 noon (New York City Time) at least three Business Days’ prior written notice of each Borrowing of LIBOR Loans that are Revolving Credit Loans and (ii) prior to 10:00 a.m. (New York City time) on the day of such Borrowing prior written notice of each Borrowing of Revolving Credit Loans that are ABR Loans. Such Notice may be given by telephone; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (x) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (y) the date of Borrowing (which shall be a Business Day) and (z) whether the respective Borrowing shall consist of ABR Loans or LIBOR Loans that are Revolving Credit Loans and, if LIBOR Loans that are Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof, of the identity of the Borrower, and of the other matters covered by the related Notice of Borrowing.
(c)    Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender written notice with a copy to the Administrative Agent of each Borrowing of Swingline Loans prior to 2:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (x) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (y) the date of Borrowing (which shall be a Business Day).
(d)    Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.
(e)    Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).
(f)    Without in any way limiting the obligation of the Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of Holdings or the Borrower.
2.4    Disbursement of Funds.
(a)    No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Restatement Effective Date, such funds may be made available at such earlier time as may be agreed among the Lenders, Holdings, and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all Swingline Loans shall be made available to the Borrower in the full amount thereof by the Swingline Lender no later than 4:00 p.m. (New York City time).
(b)    Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, in Dollars and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by Holdings or the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c)    Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Letter of Credit Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Letter of Credit Issuers, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Letter of Credit Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith within one Business Day of demand the Rescindable Amount so distributed to such Lender or such Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

2.5    Repayment of Loans; Evidence of Debt.
(a)    The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the Term A Loan Maturity Date, the then outstanding Term A Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans.
(b)    The Borrower shall repay to the Administrative Agent for the benefit of the Term A Lenders, (x) on each date set forth below (or if not a Business Day the immediately preceding Business Day) (each, a “Term A Loan Repayment Date”), a principal amount equal to the applicable amount set forth below opposite such Term A Loan Repayment Date and (y) on the Term A Loan Maturity Date, any remaining outstanding amount of Term A Loans (each, a “Term A Loan Repayment Amount”):

Term A Loan Repayment Date	Term A Loan Repayment Amount
~~December 27, 2019~~	~~$2,625,000~~
~~March 27, 2020~~	~~$2,625,000~~
~~June 26, 2020~~	~~$2,625,000~~
~~September 25, 2020~~	~~$2,625,000~~
~~January 1, 2021~~	~~$2,625,000~~
April 2, 2021	~~$2,625,000~~--
July 2, 2021	~~$2,625,000~~--
October 1, 2021	~~$2,625,000~~--
December 31, 2021	~~$2,625,000~~--
April 1, 2022	~~$2,625,000~~--
July 1, 2022	~~$2,625,000~~--
September 30, 2022	~~$2,625,000~~--
December 30, 2022	~~$5,250,000~~--

March 31, 2023	~~$5,250,000~~--
June 30, 2023	~~$5,250,000~~--
September 29, 2023	~~$5,250,000~~--
December 29, 2023	~~$5,250,000~~--
March 29, 2024	~~$5,250,000~~--
June 28, 2024	~~$5,250,000~~--
Term A Loan Maturity Date	~~Remaining outstanding principal amount of Term A Loans~~$200,000,000.00

(c)    In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement and subject to any adjustment to ensure fungibility with the other Term Loans as reasonably determined by the Administrative Agent and the Borrower. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.
(d)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(e)    The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term A Loan, New Term Loan, Revolving Credit Loan or Swingline Loan, as applicable, the Type of each Loan made, the name of the Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(f)    The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that in the event of any inconsistency between the Registrar and any such account or subaccount, the Registrar shall govern, provided, further, that the failure of any Lender, the Administrative Agent or the Swingline Lender to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(g)    The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or Exhibit G-2, as applicable, evidencing the (i) Revolving Loans or Swingline Loans and (ii) Term A Loans (including New Term Loans), respectively, owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
2.6    Conversions and Continuations.
(a)    Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term Loans of one Type or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent a Notice of Conversion or Continuation at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days prior, in the case of a continuation of or conversion to LIBOR Loans (other than in the case of a notice delivered on the Restatement Effective Date, which shall be deemed to be effective on the Restatement Effective Date), or (ii) one Business Day prior in the case of a conversion into ABR Loans ~~(each, a “Notice of Conversion or Continuation” substantially in the form of Exhibit K)~~ specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. Such notice may be given by (A) telephone, or (B) a Notice of Conversion or Continuation; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Conversion. A Notice of Conversion or Continuation may be in such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) and shall be appropriately completed and signed by an Authorized Officer of the Borrower. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)    If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
2.7    Pro Rata Borrowings. Each Borrowing of Term A Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Term A Loan Commitments. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.
2.8    Interest.
(a)    The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.
(b)    The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for LIBOR Loans plus the relevant LIBOR Rate.
(c)    If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(d)    Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in the same currency in which the Loan is denominated; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, (A) except in the case of ABR Revolving Credit Loans on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), and (C) after such maturity, on demand.
(e)    All computations of interest hereunder shall be made in accordance with Section 5.5.
(f)    The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9    Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two (only for so long as the two-month LIBOR Rate continues to be published by the ICE Benchmark Administration), three or six month period (or if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions, a twelve month or shorter period).

Notwithstanding anything to the contrary contained above:
(a)    the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)    if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and
(d)    the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date of such Loan.
2.10    Increased Costs, Illegality, Etc.
(a)    In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) and (iii) below, the Required Term Loan Lenders (with respect to Term Loans) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)    on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Restatement Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR Rate”; or
(ii)    at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) because of any Change in Law; or
(iii)    at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date that materially and adversely affects the interbank LIBOR market;
(such Loans, “Impacted Loans”), then, and in any such event, such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to Holdings, the Borrower, and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable, in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.
(b)    At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected LIBOR Loan has been submitted pursuant to Section 2.3 but the affected LIBOR Loan has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by Lenders pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)    If, after the Restatement Effective Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Restatement Effective Date, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.
(d)    Notwithstanding anything to the contrary herein or in any other Credit Document:
(i)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
~~(d)    Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent (after consultation with the Borrower) determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:~~
~~(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~
~~(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or~~
~~(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,~~
~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice , as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.~~
~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the ABR. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.~~
~~Notwithstanding anything else herein, any definition of “LIBOR Successor Rate” shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% for purposes of this Agreement~~
(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of “Benchmark Replacement” are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of “Benchmark Replacement” unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document.

(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(iv)     In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.10(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(d).

(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

2.11    Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfy borrowing conditions, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any

Lender to fund or maintain such LIBOR Loan. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error.
2.12    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.5 or 5.4.
2.13    Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrower.
2.14    Incremental Facilities.
(a)    The Borrower may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans (the commitments thereto, the “New Term Loan Commitments”), (y) increases in Revolving Credit Commitments (the “New Revolving Credit Commitments” and together with the New Term Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective. In connection with the incurrence of any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent a certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount, which certificate shall be in reasonable detail and shall provide the calculations and basis therefor. The Borrower may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, such New Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) no Event of Default (except in connection with an acquisition or investment, no Event of Default under Section 11.1 or Section 11.5) shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable, (ii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iii) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans made on an Increased Amount Date shall ~~constitute an increase in a then existing Class of Term Loans under this Agreement; provided that if the upfront fees payable to any Lender providing New Loan Commitments are higher than the upfront fees paid to the existing Lenders in the primary syndication of the Term A Loans and Revolving Commitments, the Borrower shall pay the differential (in basis points) to each the existing Lender with respect to its Revolving Commitments and Term A Loans~~, at the election of the Borrower and agreed to by the Lenders providing such New Term Loan Commitments, be designated as (a) a separate series (a “Series”) of

New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement.
(b)    On any Increased Amount Date on which New Revolving Credit Commitments (and each Loan made under a New Revolving Credit Commitment (a “New Revolving Credit Loan”) are effected, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments and each New Revolving Loan Lender and shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or New Revolving Loan Lender’s providing such New Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving Credit Commitments, as applicable, to such Lender or New Revolving Loan Lender.
(c)    On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan” and, together with the New Revolving Credit Loans, the “Incremental Loans”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
(d)    The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrower, ~~which shall be identical to the Term Loans of any then existing Class.~~provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Term A Loan Maturity Date; (ii)  the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the then existing Term A Loans as calculated without giving effect to any prepayments made in connection with the Term Loans; (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and amortization schedule applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder; and (iv)  to the extent such terms and documentation are not consistent with the then existing Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Latest Term Loan Maturity Date).
(e)    New Revolving Credit Commitments shall be identical to the Revolving Credit Commitments of the applicable Class (other than with respect to upfront fees) and other than the Maturity Date and as set forth in this Section 2.14(e).
(f)    Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

(g)    (i) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms (a “Permitted Other Provision”); provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or AHYDO payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness. Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full, except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.
(ii)    The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or any New Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such Lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the Extended Revolving Credit

Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the revolving credit commitment fee rate for the Specified Existing Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).
(iii)    Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(c) and Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the L/C Facility Maturity Date may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the Swingline Lender and/or the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(iv)    Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans and New Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 13.1.
(v)    Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.
(vi)    The Administrative Agent and the Lenders (other than the Swingline Lender to the extent such consent is expressly required by this Section 2.14) hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.
2.15    [Reserved].

2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.1.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or Swingline Lender hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8; sixth, to the payment of any amounts owing to the Borrower, the Lenders, the Letter of Credit Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, any Lender, the Letter of Credit Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.8.

(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under applicable law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 3.8.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender, and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 3    Letters of Credit
3.1    Letters of Credit.
(a)    Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Restatement Effective Date and prior to the L/C Facility Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Restatement Effective Date through the L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligor, for the account of Holdings or any Restricted Subsidiary (other than the Borrower)) letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion. Each Existing Letter of Credit shall be deemed to have been issued under this Agreement by the applicable Letter of Credit Issuer on the Restatement Effective Date.

(b)    Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect (or with respect to any Letter of Credit Issuer, exceed such Letter of Credit Issuer’s Letter of Credit Commitment); (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d)), provided that in no event shall such expiration date occur later than the L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the Letter of Credit Issuer and, unless such Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Letter of Credit Issuer), the Revolving Credit Lenders; (iv) the Letter of Credit shall be denominated in Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.
(c)    Upon at least two Business Days’ prior written notice to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment (or with respect to a Letter of Credit Issuer, the Letters of Credit outstanding with respect to Letters of Credit issued by such Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s Letter of Credit Commitment).
(d)    [Reserved].
(e)    The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (in each case, for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which the Letter of Credit Issuer in good faith deems material to it;
(ii)    the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;
(iii)    except as otherwise agreed by the Letter of Credit Issuer, such Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial Letter of Credit, or $10,000, in the case of a standby Letter of Credit;
(iv)    such Letter of Credit is denominated in a currency other than Dollars;
(v)    such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vi)    a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower have entered into arrangements reasonably satisfactory to the Letter of Credit Issuer to eliminate the Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.
(f)    The Letter of Credit Issuer shall not increase the Stated Amount of any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(g)    The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(h)    The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.
3.2    Letter of Credit Requests.
(a)    Whenever the Borrower desires that a Letter of Credit be issued for its account or amended, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer.
(b)    In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may reasonably require.
(c)    Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any Letter of Credit issued on the Restatement Effective Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, so long as the Borrower is the primary obligor, for the account of Holdings or another Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.
(d)    If the Borrower so requests in any Letter of Credit Request, the Letter of Credit Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has reasonably determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(e)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the first Business Day of each month, the Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time.
(f)    The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3    Letter of Credit Participations.
(a)    Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.
(b)    In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Letter of Credit Issuer any resulting liability.

(c)    In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.
(d)    Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.
(e)    The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
(f)    If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.3(c) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
3.4    Agreement to Repay Letter of Credit Drawings.
(a)    The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment with respect to any drawing under any Letter of Credit in the same currency in which such drawing was made unless the Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from the Reimbursement Date to the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable Margin for ABR Loans that are Revolving Credit Loans plus the ABR as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 1:00 p.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Facility Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.
(b)    The obligation of the Borrower to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
(ii)    the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of the Borrower (or Holdings or other Restricted Subsidiary) or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or Holdings or other Restricted Subsidiary);

(v)    any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;
(vi)    any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;
(vii)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(viii)    any adverse change in any relevant exchange rates or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).
(c)    The Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.
3.5    Increased Costs. If after the Restatement Effective Date, the adoption of any applicable law, treaty, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Restatement Effective Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (x) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (y) impose on the Letter of Credit Issuer or any L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the actual cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the actual amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to a Letter of Credit issued on account of the Borrower (or Holdings or other Restricted Subsidiary))), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such actual additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Restatement Effective Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the Letter of Credit

Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.
3.6    New or Successor Letter of Credit Issuer.
(a)    A Letter of Credit Issuer may resign as the Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders, Holdings, and the Borrower. The Borrower may replace a Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. The Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder, and the term Letter of Credit Issuer shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees applicable to the Letters of Credit pursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become the Letter of Credit Issuer hereunder. After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.
(b)    To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7    Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
3.8    Cash Collateral.
(a)    Certain Credit Support Events. Upon the written request of the Administrative Agent or the Letter of Credit Issuer, if (i) as of the L/C Facility Maturity Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the

Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.8 or Sections 2.16, 5.2, or 11.13 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
3.9    Applicability of ISP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to the Borrower for, and the Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
3.10    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.
3.11    Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or any other Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.
3.12    Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the Letter of Credit Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the Letter of Credit Issuer and the Borrower, without the consent of any other Person.
Section 4    Fees
4.1    Fees.
(a)    Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee (the “Commitment Fee”) for each day from the Restatement Effective Date to the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of March, June, September and December and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.
(b)    Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrower’s or any of the other Restricted Subsidiaries’ behalf (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin. Except as provided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of March, June, September and December and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.
(c)    Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.
(d)    Without duplication, the Borrower agrees to pay to the Letter of Credit Issuer a fee in Dollars in respect of each Letter of Credit issued by it to the Borrower (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the actual daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of March, June, September and December and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.
(e)    Without duplication, the Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance or renewal of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance or renewal of, drawing under, and/or amendment be the processing charge that the Letter of Credit Issuer is customarily charging for issuances or renewals of, drawings under or amendments of, letters of credit issued by it.
(f)    Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.
(g)    Except as otherwise expressly provided, such fees as stipulated in this Section 4.1 shall be fully earned when paid and shall not be refundable for any reason whatsoever.
4.2    Voluntary Reduction of Revolving Credit Commitments. Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative

Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Borrower may at its election permanently reduce the Revolving Credit Commitment of a Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class.
4.3    Mandatory Termination of Commitments.
(a)    The Term A Loan Commitment shall terminate in full on the Restatement Effective Date immediately following the funding of the Term A Loan thereunder.
(b)    The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.
(c)    The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.
(d)    The New Term Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.
Section 5    Payments
5.1    Voluntary Prepayments. The Borrower shall have the right to prepay Loans, including Term Loans, Revolving Credit Loans, and Swingline Loans, as applicable, in each case, other than as set forth in Section 5.1(b), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office ~~notice of its intent to make such prepayment,~~a Prepayment Notice specifying the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which Prepayment Notice shall be given by the Borrower no later than 12:00 Noon (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to, (ii) in the case of ABR Loans (other than Swingline Loans), one Business Day prior to or (ii) in the case of Swingline Loans, on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (2) each partial prepayment of (i) any Borrowing of LIBOR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof, (ii) any ABR Loans (other than Swingline Loans) shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, and (iii) Swingline Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans, and (3) in the case of any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Term Loans as the Borrower may specify. Such notice may be given by telephone; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Prepayment Notice ~~of prepayment~~. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrower may specify and (b) applied to reduce any Term A Loan Repayment Amounts, New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order as the Borrower may specify. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.
5.2    Mandatory Prepayments.
(a)    Term Loan Prepayments.
(i)    On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) ~~or Capital Markets Prepayment Event~~ and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, ~~(i)~~ with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans ~~and (ii) with respect to Net Cash Proceeds from Capital Market Prepayment Events, the Borrower shall only be required to prepay Term Loans with (x) the first $75,000,000 of Net Cash Proceeds from Capital Markets Prepayment Events, (y) except in the case of any issuance and sale of common stock of any Parent Entity within 90 days after the Amendment No. 1 Effective Date, 50% of the amount of Net Cash Proceeds from all Capital Markets Prepayment Events that are in excess of $400,000,000 of Net Cash Proceeds and (z) prior to the expiration of the Additional Restrictions Period.~~.
(ii)    ~~[Reserved.]~~The Borrower shall prepay all Term A Loans that are not Continuing Term A Loans on the Amendment No. 2 Effective Date.
(iii)    On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(w), the Borrower shall within three Business Days of receipt of the Net Cash Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of Permitted Other Indebtedness.

(iv)    Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to clause (i) above (a “Foreign Prepayment Event”) are prohibited or delayed by any Requirement of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirement of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds is permitted under the applicable Requirement of Law, an amount equal to such Net Cash Proceeds will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would have a material adverse tax consequence with respect to such Net Cash Proceeds, an amount equal to the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Foreign Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Credit Parties rather than such Foreign Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds shall be applied to the repayment of Indebtedness of a Foreign Subsidiary. For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any Foreign Subsidiary to repatriate cash.
(b)    Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of the Revolving Credit Commitment of such Class then in effect, the Borrower shall forthwith repay on such date Revolving Loans of such Class in an amount equal to such excess. If after giving effect to the prepayment of all outstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such Class then in effect, the Borrower shall Cash Collateralize the Letters of Credit Outstanding in relation to such Class to the extent of such excess. ~~Additionally, if for three consecutive Business Days, the unrestricted cash and cash equivalents of Holdings and its Restricted Subsidiaries exceed $50,000,000 and any Revolving Loans or Swingline Loans are then outstanding, the Borrower will, within three Business Days thereafter, prepay an amount of Revolving Loans or Swingline Loans equal to the lesser of (i) such excess amount of unrestricted cash and cash equivalents in excess of $50,000,000 and (ii) all then outstanding Revolving Loans and Swingline Loans.~~
(c)    Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the Term A Loans, New Term Loans and Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof or as otherwise directed by the Borrower; provided that if any Class of Extended Term Loans have been established hereunder, the Borrower may allocate such prepayment in its sole discretion to the Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were converted (except, as to Term Loans made pursuant to a Joinder Agreement, as otherwise set forth in such Joinder Agreement, or as to a Replacement Term Loan). Subject to Section 5.2(f), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Term A Lender, New Term Loan Lender, or Lender of Extended Term Loans, as applicable.

(d)    Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(e)    Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(f)    Rejection Right. Holdings or the Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans.
5.3    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto (or, in the case of the Swingline Loans to the Swingline Lender) or the Letter of Credit Issuer entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower (or, in the case of the Swingline Loans, at such office as the Swingline Lender shall specify for such purpose by Notice to the Borrower), it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b)    Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon (or, in the case of the Swingline Loans, at the Swingline Lender’s sole discretion). Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4    Net Payments.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.
(ii)    If any Credit Party, the Administrative Agent or any other applicable Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.
(c)    Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower reasonably believes that any such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent and/or each affected Lender will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or affected Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.
(d)    Evidence of Payments. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)    Status of Lenders and Tax Documentation.
(i)    Each Lender shall deliver to the Borrower and to the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shall be delivered by such Lender (i) on or prior to the Restatement Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;
(B)    each Non-U.S. Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Credit Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:
(1)    executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any successor form thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(2)    executed originals of Internal Revenue Service Form W-8ECI (or any successor form thereto);
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit J-1, J-2, J-3 or J-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a United States trade or business and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor thereto);
(4)    where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form

W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or
(5)    executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(C)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(D)    If the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Borrower with two duly completed original copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(3) of the Code), it shall provide applicable Form W-8 (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders.
(iii)    Notwithstanding anything to the contrary in this Section 5.4, no Lender or the Administrative Agent shall be required to deliver any documentation that it is not legally eligible to deliver.
(f)    Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(g)    For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender and the term “applicable law” includes FATCA.
(h)    Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.
5.5    Computations of Interest and Fees.
(a)    Except as provided in the next succeeding sentence, interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
(b)    Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6    Limit on Rate of Interest.
(a)    No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)    Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations.
(c)    Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6    Conditions Precedent to Initial Borrowing
The obligation of any Lender to make any Loan hereunder on the Restatement Effective Date is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.
6.1    Credit Documents.
The Administrative Agent (or its counsel) shall have received the Restatement Agreement, executed and delivered by the Former Agent, each Lender listed on Schedule 1.1(b), each Letter of Credit Issuer, Holdings, the Borrower and each Guarantor.
6.2    Collateral. Except for any items referred to on Schedule 9.14:
(a)    The Collateral Agent shall have received updated schedules to the Security Agreement;
(b)    All outstanding equity interests in whatever form of the Borrower and each Restricted Subsidiary that is directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto;
(c)    The Collateral Agent shall have received the certificates representing securities of the Borrower and of each Credit Party’s Wholly-Owned Restricted Subsidiaries that are Domestic Subsidiaries to the extent required to be delivered under the Security Documents and pledged under the Security Documents to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank; and
(d)    All Uniform Commercial Code financing statements (and amendments thereto) required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.
6.3    Legal Opinions. The Administrative Agent (or its counsel) shall have received the executed legal opinion, in customary form, of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Credit Parties and (ii) Kilpatrick Townsend & Stockton LLP, special Georgia counsel to the Credit Parties. Holdings and the Borrower hereby instruct and agree to instruct the other Credit Parties to have such counsel deliver such legal opinions.
6.4    Closing Certificates. The Administrative Agent (or its counsel) shall have received a certificate of (x) each of Holdings and the Borrower, dated the Restatement Effective Date, substantially in the form of Exhibit E, with appropriate insertions, executed by any Authorized Officer (or in the case of Holdings any Director or authorized agent of Holdings) and the Secretary or any Assistant Secretary of Holdings or the Borrower (or in the case of Holdings any Director or authorized agent of Holdings), as applicable, and attaching the documents referred to in Section 6.5 and (y) an Authorized Officer certifying compliance with Section 6.7 and 6.10.
6.5    Authorization of Proceedings of the Credit Parties; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of each Credit Party, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Credit Party executing the Credit Documents to which it is a party.

6.6    Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Term A Loans, fees and, to the extent invoiced at least three business days prior to the Restatement Effective Date (except as otherwise reasonably agreed by the Borrower) expenses in the amounts previously agreed in writing to be received on the Restatement Effective Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Term A Loans).
6.7    Representations and Warranties; No Default. On the Restatement Effective Date, the condition set forth in Section 7.1 shall be satisfied.
6.8    Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of Holdings to the effect that after giving effect to the consummation of the Transactions, Holdings on a consolidated basis with the Restricted Subsidiaries is Solvent.
6.9    KYC Information.
(a)    Upon the reasonable request of any Lender made at least ten days prior to the Restatement Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three days prior to the Restatement Effective Date.
(b)    At least three days prior to the Restatement Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to the Borrower.
6.10    Refinancing. Substantially simultaneously with the funding of the Term A Loans, the Restatement Date Refinancing shall be consummated.
6.11    Notice of Term Loan Borrowing. The Administrative Agent (or its counsel) shall have received a Notice of Borrowing with respect to the Term A Loan meeting the requirements of Section 2.3.
For purposes of determining compliance with the conditions specified in Section 6 on the Restatement Effective Date, each Lender that has signed the Restatement Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.
Section 7    Conditions Precedent to All Credit Events on and after the Restatement Effective Date
Subject to Section 1.12, the agreement of each Lender to make any Loan requested to be made by it on any date (excluding (i) Mandatory Borrowings and Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4 and (ii) borrowings under Sections 2.14) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date on or after the Restatement Effective Date is subject to the satisfaction (or waiver) of the following conditions precedent:
7.1    No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event pursuant to any Loan made pursuant to Section 2.14(a) (which shall be subject to the terms of Section 2.14(a)) (a) no Default or Event of Default shall have occurred and be continuing and~~, in the case of any borrowing of Revolving Loans or Swingline Loans, the aggregate unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries would not exceed $50,000,000 on a Pro Forma Basis and~~ (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date); provided solely with respect to any Credit event pursuant to any Incremental Term Loan made pursuant to Section 2.14(a), in connection with a Permitted Acquisition or other Investment permitted hereunder, all representations and warranties shall be subject to customary Sungard and “funds certain” provisions as reasonably agreed by the Borrower and the Administrative Agent.
7.2    Notice of Borrowing; Letter of Credit Request.
(a)    Prior to the making of each Term Loan after the Restatement Effective Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(b)    Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(c)    Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).
The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.
Section 8    Representations and Warranties
In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, Holdings and the Borrower make the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):
8.1    Corporate Status. Each Credit Party (a) is a duly organized and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
8.2    Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock and Stock Equivalents of Foreign Subsidiaries is governed by the Uniform Commercial Code), except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.
8.3    No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrower, threatened in writing against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
8.5    Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.
8.6    Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.
8.7    Investment Company Act. None of Holdings, the Borrower, or any other Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8    True and Complete Disclosure.
(a)    None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the other Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Documentation Agent, Syndication Agent, any Joint Lead Arranger and Bookrunner, and/or any Lender on or before the Restatement Effective Date (including all such written information and data contained in (i) the Lender Presentation (as updated prior to the Restatement Effective Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature.
(b)    The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
(c)    As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
8.9    Financial Condition; Financial Statements.
(a)    (i) The unaudited historical consolidated financial information of Holdings set forth in the Lender Presentation, and (ii) the Historical Financial Statements, in each case present fairly in all material respects the combined financial position of Holdings at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (a)(ii) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.
(b)    There has been no Material Adverse Effect since the Restatement Effective Date~~; provided that, until the last day of Holdings fourth fiscal quarter of its 2021 fiscal year, the facts, circumstances and conditions relating to Holdings and its Subsidiaries that (i) exist on the Amendment No. 1 Effective Date, (ii) have been disclosed to the Lenders prior to the Amendment No. 1 Effective Date and (iii) have resulted solely and directly from the outbreak of Covid-19 shall, for purposes of this representation and warranty, be deemed to have existed on the Restatement Effective Date.~~.
Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.
8.10    Compliance with Laws; No Default. Each Credit Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
8.11    Anti-Corruption, Sanctions and Anti-Money Laundering Compliance. The Credit Parties have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and Sanctions and each Credit Party, their respective Subsidiaries, and to the knowledge of each Credit Party, their respective Related Parties, are in compliance, in all material respects, with Anti-Corruption Laws, Sanctions, the Trading with the Enemy Act, as amended and Anti-Money Laundering Laws. None of the Credit Parties, their respective Subsidiaries, and to the knowledge of the Credit Parties, their respective Related Parties, is (a) the subject or target of Sanctions, (b) included on List of Specially Designated Nationals by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any similar list enforced by any other relevant sanctions authority or (c) is located, organized or resident in a Designated Jurisdiction. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
8.12    Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) each of Holdings, the Borrower and each of the other Restricted Subsidiaries has filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due, other than those being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings, the Borrower or such Restricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and (b) each of Holdings, the Borrower and each of the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of Holdings, the Borrower or such Restricted Subsidiary, as applicable) in accordance with GAAP for the payment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.
8.13    Compliance with ERISA.
(a)    Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.
8.14    Subsidiaries. Schedule 8.14 lists each Subsidiary of Holdings and the Borrower (and the direct and indirect ownership interest of Holdings and the Borrower therein), in each case existing on the Restatement Effective Date.
8.15    Intellectual Property. Each of Holdings, the Borrower and the other Restricted Subsidiaries owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. The operation of their respective businesses by each of Holdings, the Borrower, and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.
8.16    Environmental Laws.
(a)    Except as set forth on Schedule 8.16, or as would not reasonably be expected to have a Material Adverse Effect: (i) each of Holdings, the Borrower, and the other Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws; (ii) none of Holdings, the Borrower, or any other Restricted Subsidiary has received written notice of any Environmental Claim; (iii) none of Holdings, the Borrower, or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) to the knowledge of the Borrower, no underground or above ground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by Holdings, the Borrower or any of the Restricted Subsidiaries.
(b)    Except as set forth on Schedule 8.16, none of Holdings, the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or, formerly owned or operated property nor, to the knowledge of the Borrower, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.
8.17    Properties.
(a)    Each of Holdings, the Borrower, and the other Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968, as amended, unless flood insurance available under such act has been obtained in accordance with Section 9.3(b).

(b)    Set forth on Schedule 1.1(a) is a list of each real property owned by any Credit Party as of the Restatement Effective Date having a Fair Market Value in excess of $20,000,000.
8.18    Solvency. On the Restatement Effective Date (after giving effect to the Transactions) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, Holdings on a consolidated basis with its Subsidiaries will be Solvent.
8.19    Patriot Act. On the Restatement Effective Date, the use of proceeds of the Loans will not violate the PATRIOT Act in any material respect.
8.20    EEA Financial Institutions. No Credit Party is an Affected Financial Institution.
Section 9    Affirmative Covenants
Each of Holdings and the Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations and Letters of Credit collateralized in accordance with the terms of this Agreement), are paid in full:
9.1    Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year) (commencing with the fiscal year ending December 28, 2019), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of each fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated and/or combined figures for the preceding fiscal years, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).
(b)    Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and commencing with the quarter ending September 30, 2019 setting forth comparative consolidated and/or combined figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes, and, with respect to fiscal 2014 reporting periods, subject to finalization of the purchase price allocation to the fair value of assets acquired and liabilities assumed in the Transactions, as required by GAAP.
(c)    Budgets. In the event that Holdings (or any Parent Entity) ceases to provide public guidance or provides public guidance that is substantially less in scope than the most recent annual guidance provided by National Vision Holdings, Inc. prior to the Restatement Effective Date, within 90 days after the commencement of each fiscal year of Holdings, a budget of Holdings in reasonable detail on an annual basis for such fiscal year as customarily prepared by management of Holdings for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of Holdings or the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.
(d)    Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of Holdings or the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Restatement Effective Date or the most recent fiscal year or period, as the case may be and (ii) the reasonably detailed calculation of the then applicable financial maintenance covenants under Section 10.7. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of Holdings or the Borrower setting forth changes to the legal name, jurisdiction of formation, type of entity and organizational number (or equivalent) to the Person organized in a jurisdiction where an organizational identification number is required to be included in a Uniform Commercial Code financing statement, in each case for each Credit Party or confirming that there has been no change in such information since the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this clause (d), as the case may be.
(e)    Notice of Default or Litigation. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against Holdings or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.
(f)    Environmental Matters. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:
(i)    any pending or threatened Environmental Claim against any Credit Party or any Real Estate; and

(ii)    the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.
All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party.
(g)    Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that Holdings or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings and/or any of the Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time (including, without limitation, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws); provided, that none of Holdings, the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
(h)    Patriot Act/Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of Holdings and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Borrower or any direct or indirect parent of Holdings or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand.
Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet; (ii) such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided, that, (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission ) of such documents to the Administrative Agent and (B)

the Borrower shall notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information.
9.2    Books, Records, and Inspections. Holdings will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of Holdings and any such Subsidiary and discuss the affairs, finances and accounts of Holdings and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at Holdings’ expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of Holdings or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of Holdings at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give Holdings the opportunity to participate in any discussions with Holdings’ independent public accountants.
9.3    Maintenance of Insurance. (a) Holdings will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to each Mortgaged Property, Holdings will obtain flood insurance in such total amount as may reasonably be required by the Collateral Agent but in any event in the minimum amount as required by law, if at any time the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the loss payee thereunder.
9.4    Payment of Taxes. Holdings will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of Holdings or any of the Restricted Subsidiaries; provided that neither Holdings nor any of the Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings) with respect thereto in accordance with GAAP and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.
9.5    Preservation of Existence; Consolidated Corporate Franchises. Holdings and the Borrower will, and will cause each Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that Holdings and its Subsidiaries may consummate any transaction permitted under Permitted Investments and Sections 10.2, 10.3, 10.4, or 10.5.
9.6    Compliance with Statutes, Regulations, Etc. Holdings will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, applicable Sanctions and Anti-Corruption Laws, as amended, and the rules and regulations promulgated thereunder, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
9.7    ERISA. (a) Holdings will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of its Subsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and further provided, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once during a 12-month period, and (b) Holdings will notify the Administrative Agent promptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.
9.8    Maintenance of Properties. Holdings will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.9    Transactions with Affiliates. Holdings will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Holdings and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of $2,500,000 for any individual transaction or series of related transactions on terms that are at least substantially as favorable to Holdings or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of Holdings or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) the payment of fees for management, consulting, and financial services rendered to Holdings and the Restricted Subsidiaries and customary investment banking fees for services rendered to Holdings and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions which payments are approved by a majority of the board of directors of Holdings in good faith, (b) transactions permitted by Section 10.5, (c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among Holdings, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which Holdings or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of Holdings but for Holdings’ or a Subsidiary’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between Holdings and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business (including loans and advances in connection therewith), (g) payments by Holdings (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent) and the Subsidiaries that are permitted under Section 10.5(b)(15); provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would have been required to pay in respect of such foreign, federal, state and/or local taxes for such fiscal year had Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) paid such taxes separately from any such direct or indirect parent company of Holdings, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers, employees of Holdings (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j) transactions pursuant to any agreement or arrangement as in effect as of the Restatement Effective Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Restatement Effective Date as determined by the Borrower in good faith), (k) customary payments by Holdings (or any direct or indirect parent) and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), (l) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (m) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof, and (n) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility.
9.10    End of Fiscal Years. Holdings will, for financial reporting purposes, cause each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however, that Holdings may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end on dates different from those of Holdings or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
9.11    Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, Holdings will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Restatement Effective Date (including pursuant to a Permitted Acquisition), and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and Holdings may at its option cause any Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Restatement Effective Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt, no Credit  Party or any Restricted Subsidiary that is a Domestic Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia).
9.12    Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings or any other Credit Party, (ii) all evidences of Indebtedness in excess of $10,000,000 received by Holdings or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b), and (iii) any promissory notes executed after the Restatement Effective Date evidencing Indebtedness in excess of $10,000,000 of Holdings or any Subsidiary that is owing to Holdings or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.
9.13    Use of Proceeds.
(a)    The Borrower will use Letters of Credit, Revolving Loans and Swingline Loans for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents).
(b)    On the Restatement Effective Date, the Borrower will use the proceeds of the Term A Loans and cash on hand to effect the transactions contemplated by the Restatement Agreement, including the prepayment of all amounts outstanding (other than contingent obligations) under the Original Credit Agreement immediately prior the Restatement Effective Date.

(c)    Notwithstanding the foregoing, the Borrower shall not use the proceeds of any Loan in any manner that would make the representations described in Section 8.11 untrue.
9.14    Further Assurances.
(a)    Subject to the terms of Sections 9.11 and 9.12, this Section 9.14 and the Security Documents, Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.
(b)    Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, if any assets (other than Excluded Property) (including any real estate or improvements thereto or any interest therein but excluding Capital Stock and Stock Equivalents of any Subsidiary and excluding any real estate which the Borrower or applicable Credit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a book value in excess of $20,000,000 (at the time of acquisition) are acquired by Holdings or any other Credit Party after the Restatement Effective Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document or that constitute a fee interest in real property in the United States, Holdings will notify the Collateral Agent, and, if requested by the Collateral Agent, Holdings will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.
(c)    Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than 90 days (except as set forth in the preceding clause (b)), unless extended by the Administrative Agent acting reasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company, in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement) and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party in form and substance reasonably acceptable to the Administrative Agent, (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insurance evidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, and (aa) an ALTA survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the title policy related to such

Mortgaged Property and issue the endorsements required in (x) above; provided that no Mortgage shall be executed and delivered until each Lender has received the documents stipulated in clause (z) above.
(d)    Post-Closing Covenant. Holdings agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.
9.15    Lines of Business. Holdings and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by Holdings and the Subsidiaries, taken as a whole, on the Restatement Effective Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment).
Section 10    Negative Covenants
Each of Holdings and the Borrower hereby covenants and agrees that on the Restatement Effective Date (immediately after consummation of the Acquisition) and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees, and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations and Letters of Credit, collateralized in accordance with the terms of this Agreement), are paid in full:
10.1    Limitation on Indebtedness. Holdings will not, and will not permit any Restricted Subsidiary to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that, ~~following the Additional Restrictions Period,~~ Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and ~~the Borrower or~~ any ~~Guarantor~~Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than ~~3.7~~0.25:1.00~~.~~ inside the then applicable financial covenant level set forth in Section 10.7(a); provided further that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing together with any amounts incurred under Section 10.1(n)(x) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $35,000,000 and (y) 30.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding.

The foregoing limitations will not apply to:
(a)    Indebtedness arising under the Credit Documents;
(b)    [Reserved];
(c)    (i) Indebtedness (including any unused commitment) outstanding on the Restatement Effective Date listed on Schedule 10.1 and (ii) intercompany Indebtedness (including any unused commitment) outstanding on the Restatement Effective Date listed on Schedule 10.1 (other than intercompany Indebtedness owed by a Credit Party to another Credit Party);

(d)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Holdings or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of Holdings or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Holdings or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $35,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence; provided that Capitalized Lease Obligations incurred by Holdings or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted Sale Leaseback are used by Holdings or such Restricted Subsidiary to permanently repay outstanding Term Loans or other Indebtedness secured by a Lien on the assets subject to such Permitted Sale Leaseback (excluding any Lien ranking junior to the Lien securing the Obligations);
(e)    Indebtedness incurred by Holdings or any Restricted Subsidiary (including letter of credit obligations consistent with past practice constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(f)    Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of Holdings or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected as Indebtedness on such balance sheet for purposes of this clause (f));
(g)    Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor is subordinated in right of payment to Holdings’ Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;
(h)    Indebtedness of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary; provided that if the Borrower or a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor as the case may be; provided, further, that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;
(i)    shares of preferred stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;
(j)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(k)    obligations in respect of self-insurance, performance, bid, appeal, and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;
~~(l)    Permitted Other Indebtedness and/or Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $750,000,000;~~
(l)    (i) Permitted Convertible Indebtedness and (ii) Indebtedness, Disqualified Stock or preferred stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(ii), does not at any one time outstanding exceed the greater of (x) $45,000,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes of the first paragraph of this Section 10.1 from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 10.1 without reliance on this clause (l)(ii));
(m)    the incurrence or issuance by Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 10.1 and clauses (b) and (c) above, clause (l)(i) and, this clause (m) and clause (n) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being refinanced and (3) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of Holdings that is not the Borrower or a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Guarantor;
(n)    ~~following the Additional Restrictions Period,~~ Indebtedness, Disqualified Stock or preferred stock of (x) Holdings~~, the Borrower or a Guarantor~~ or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, or consolidation; provided that, the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $30,000,000 and (y) 30.0% of

Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding, or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged into or consolidated with Holdings or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided further that, after giving effect to any such acquisition, merger, consolidation or designation described in this clause (n), either: (1) the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than ~~3.7~~0.25:1.00~~;~~ inside the then applicable financial covenant level set forth in Section 10.7(a) or (2) the Consolidated Total Debt to Consolidated EBITDA Ratio of Holdings and the Restricted Subsidiaries is equal to or greater than that immediately prior to such acquisition, merger, consolidation or designation;
(o)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(p)    (i) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of Holdings to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(q)    (1) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of Indebtedness of Holdings;
(r)    ~~[reserved];~~Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding, the greater of (x) $15,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r));

(s)    Indebtedness of Holdings or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;
(t)    Indebtedness of Holdings or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of “Cash Management Services”;
(u)    Indebtedness consisting of Indebtedness issued by Holdings or any of the Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in clause (4) of Section 10.5(b);
(v)    to the extent constituting Indebtedness, obligations pursuant to the Wal-Mart Agreements;

(w)    Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section 5.2(a)(i); and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of “Permitted Other Indebtedness”; and
(x)    ~~following the Additional Restrictions Period,~~ Indebtedness in respect of (i) Permitted Other Indebtedness; provided that the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this clause (i), when aggregated with the amount of Incremental Term Loans and New Revolving Commitments established shall not exceed the Maximum Incremental Facilities Amount and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of “Permitted Other Indebtedness”.
For purposes of determining compliance with this Section 10.1: (i) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (x) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, Holdings, in its sole discretion, will classify and may reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
10.2    Limitation on Liens. Holdings will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any Restricted Subsidiary, whether now owned or hereafter acquired ~~other than Permitted Liens.~~(each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Restricted Subsidiary, except:
(i)    in the case of Subject Liens on any Collateral, if such Subject Lien is a Permitted Lien;
(ii)    in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Debt) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien; and
(iii)    any other Subject Lien (without duplication of Liens permitted under clauses (i) and (ii) of this Section 10.2(a)) if (x) the obligations secured by such Subject Lien (“Junior Lien Indebtedness”) are junior to the Obligations and (y) the assets or property secured by such Subject Lien are on Collateral (or immediately upon incurring such Junior Lien Indebtedness such assets or property become Collateral); provided that (i) in the case of Junior Lien Indebtedness that constitutes debt for borrowed money, such Junior Lien Indebtedness complies with clauses (a), (b), and (c) of the definition of “Permitted Other Indebtedness” and (ii) in the case of Junior Lien Indebtedness that constitutes debt for borrowed money, the applicable holders of such Junior Lien Indebtedness (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (A) in the case of the first such issuance of such Junior Lien Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Junior Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement and (B) in the case of subsequent issuances of such Junior Lien Indebtedness, the representative for the holders of such Junior Lien Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the Second Lien Intercreditor Agreement contemplated by this clause (ii).
Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

10.3    Limitation on Fundamental Changes. Holdings will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:
(a)    so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person may be merged, amalgamated or consolidated with or into Holdings or the Borrower; provided that (A) Holdings or the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of Holdings or the

Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);
(b)    so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of Holdings; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) Holdings shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) Holdings shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the applicable Security Documents;
(c)    the Transactions may be consummated;
(d)    (i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to Holdings or any other Restricted Subsidiary or (ii) any Credit Party (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;
(e)    any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;
(f)    any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders;

(g)    Holdings and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any disposition below the dollar threshold set forth in clause (d) of the definition of “Asset Sale”) permitted by Section 10.4 or an investment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment; and
(h)    so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings or any Restricted Subsidiary may change its legal form.
10.4    Limitation on Sale of Assets. Holdings will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:
(a)    Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(b)    except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of $~~1,000,000~~10,000,000, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)    any liabilities (as reflected on Holdings’ most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Holdings’ consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Holdings and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(ii)    any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;
(iii)    Indebtedness, other than liabilities that are by their terms subordinated to the Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Holdings and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and
(iv)    ~~except during the Additional Restrictions Period,~~ any Designated Non-Cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $~~40,000,000 or 2.0~~85,000,000 or 6.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.
Within the Reinvestment Period after Holdings’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:
(i)    to prepay Loans or Permitted Other Indebtedness in accordance with Section 5.2(a)(i); and/or
(ii)    to make investments in the Borrower and its Subsidiaries~~.~~; provided that, Holdings and the Restricted Subsidiaries will be deemed to have complied with this clause (ii) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, Holdings or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (ii) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i).
(c)    Pending the final application of any Net Cash Proceeds pursuant to this covenant, Holdings or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.
10.5    Limitation on Restricted Payments.
(a)    Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
(1)    declare or pay any dividend or make any payment or distribution on account of Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:
(A)    dividends or distributions by Holdings payable in Equity Interests (other than Disqualified Stock) of Holdings or in options, warrants or other rights to purchase such Equity Interests, or
(B)    dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
(2)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent company of Holdings, including in connection with any merger or consolidation;
(3)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of Holdings or any Restricted Subsidiary or any Permitted Convertible Indebtedness, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)    make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, ~~such Restricted Payment is after the termination of the Additional Restrictions Period and,~~ at the time of such Restricted Payment:
(i)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof); provided that the foregoing condition shall not apply to amounts attributable to subclause (B) of clause (iii) below;
(ii)    except in the case of a Restricted Investment, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Total Debt to Consolidated EBITDA Ratio would not exceed ~~3.75~~4.00 to 1.00; provided that the foregoing condition shall not apply to amounts attributable to subclause (B) of clause (iii) below; and
(iii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Restatement Effective Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(C) and (9) of Section 10.5(b) below, but excluding all other Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication):
(A)    the Consolidated EBITDA for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Restatement Effective Date occurs to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.5 times Holdings’ Fixed Charges for such period, plus
(B)    100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Holdings since immediately after the Restatement Effective Date (other than net cash proceeds from Cure Amounts or to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1) from the issue or sale of (x) Equity Interests of Holdings, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to any employee, director, manager or consultant of Holdings, any direct or indirect parent company of Holdings and Holdings’ Subsidiaries after the Restatement Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, to the extent such net cash proceeds are actually contributed to Holdings, Equity Interests of any direct or indirect parent company of Holdings (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below) or (y) Indebtedness of Holdings or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of Holdings or any direct or indirect parent company of Holdings; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of Holdings sold to a Restricted Subsidiary or Holdings, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus
(C)    100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of Holdings following the Restatement Effective Date (other than the net cash proceeds from Cure Amounts or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus
(D)    100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Holdings or the Restricted Subsidiaries, in each case, after the Restatement Effective Date; or (B) the sale (other than to Holdings or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Restatement Effective Date, plus
(E)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Restatement Effective Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment, plus
(F)    $50,000,000.
(b)    The foregoing provisions of Section 10.5(a) will not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;
(2)    (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of Holdings or any Restricted Subsidiary, or any Equity Interests or Permitted Convertible Indebtedness of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent contributed to Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(3)    the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of Holdings or a Restricted Subsidiary (i) made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings, or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is unsecured then such new Indebtedness shall be unsecured and (E) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;
(4)    a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent company of Holdings held by any future, present or former employee, director, manager or consultant of Holdings, any of its Subsidiaries or any direct or indirect parent company of Holdings, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or any direct or indirect parent company of Holdings in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Holdings or any direct or indirect parent company of Holdings in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (4) subsequent to the Restatement Effective Date do not exceed in any calendar year $40,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to maximum aggregate Restricted Payments under this clause (without giving effect to the following proviso) of $60,000,000 in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of Holdings, in each case to any future, present or former employees, directors, managers or consultants of Holdings, any of its Subsidiaries or any direct or indirect parent company of Holdings that occurs after the Restatement Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 10.5(a), plus (B) the cash proceeds of key man life insurance policies received by Holdings and the Restricted Subsidiaries after the Restatement Effective Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of Holdings, any direct or indirect parent company of Holdings or any Restricted Subsidiary, or their estates, descendants, family, spouse or former spouse pursuant in connection with a repurchase of Equity Interests of Holdings or any direct or indirect parent company of Holdings will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement; ~~provided that the aggregate amount of Restricted Payments pursuant to this clause (4) during any 12 month period prior to the termination of the Additional Restrictions Period shall not exceed $10,000,000;~~
(5)    [reserved];
(6)    ~~following the Additional Restrictions Period,~~ (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Restatement Effective Date; (B) the declaration and payment of dividends to any direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock)

of such parent company issued after the Restatement Effective Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of (A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings and the Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt to Consolidated EBITDA Ratio equal to or less than ~~3.75~~4.00 to 1.00;
(7)    ~~[reserved];~~Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $25,000,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)    (i) payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager, or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;
(9)    ~~following the Additional Restrictions Period,~~ the declaration and payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock) of up to 6.00% per annum of the net cash proceeds received by or contributed to Holdings in or from any public offering, other than public offerings with respect to Holdings’ common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
(10)    Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the ~~end of the Additional Restrictions Period~~Amendment No. 2 Effective Date ;
(11)    ~~following the Additional Restrictions Period,~~ other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause not to exceed the greater of (x) $105,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made;
(12)    distributions or payments of Receivables Fees;
(13)    any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of Holdings to permit payment by such parent of such amount), to the extent permitted by Section 9.9 (other than clause (b) thereof), and Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under any Permitted Acquisitions or other Permitted Investments;

(14)    ~~following the Additional Restrictions Period,~~ other Restricted Payments; provided that (A) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (B) after giving Pro Forma Effect to such Restricted Payments the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than ~~2.75~~3.00:1.00;
(15)    the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent company of Holdings in amounts required for any direct or indirect parent company to pay: (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence, (B) consolidated, combined or similar foreign, federal, state and local income or similar taxes, to the extent that such income taxes are attributable to the income of Holdings and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries, provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income or similar taxes for such fiscal year had Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from any such direct or indirect parent company of Holdings) for all fiscal years ending after the Restatement Effective Date, (C) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of Holdings to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (E) amounts required for any direct or indirect parent company of Holdings to pay fees and expenses incurred by any direct or indirect parent company of Holdings related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such parent company of Holdings of the type described in clause (xi) of the definition of “Consolidated Net Income”, (F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options, Permitted Convertible Indebtedness or other securities convertible into or exchangeable for Equity Interests of Holdings or any such direct or indirect parent company of Holdings, (G) repurchases deemed to occur upon the cashless exercise of stock options and (H) regularly scheduled payments of cash interest on Permitted Convertible Indebtedness;
(16)    the repurchase, redemption or other acquisition for value of Equity Interests of Holdings deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Holdings, in each case, permitted under this Agreement;
(17)    ~~following the Additional Restrictions Period, the~~the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and
(18)    ~~following the Additional Restrictions Period.~~ the making of any principal payment on, or redeeming, repurchasing, defeasing or otherwise acquiring or retiring for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of Holdings or any Restricted Subsidiary in an amount not in excess of the greater of $30,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) (but only if the Excluded Contribution was made more than six months prior to such time), (11), (14), and (18), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof).
Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment”. Such designation will be permitted only if ~~such designation occurs following the Additional Restrictions Period and only if~~ a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 10.5(a) or under clauses (7), (10), or (11) of Section 10.5(b), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (18) above or is entitled to be made pursuant to Section 10.5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, Holdings will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (18), Section 10.5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.
10.6    Limitation on Subsidiary Distributions. Holdings will not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(a)    (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;
(b)    make loans or advances to Holdings or any Restricted Subsidiary; or
(c)    sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;
except (in each case) for such encumbrances or restrictions (x) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (y) existing under or by reason of:
(i)    contractual encumbrances or restrictions in effect on the Restatement Effective Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;
(ii)    purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
(iii)    Requirement of Law or any applicable rule, regulation or order;
(iv)    any agreement or other instrument of a Person acquired by or merged or consolidated with or into Holdings or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a

Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(v)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;
(vi)    (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);
(vii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(viii)    other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Restatement Effective Date pursuant to the provisions of Section 10.1;
(ix)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;
(x)    customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(xi)    restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect such Receivables Facility; and
(xii)    any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of Holdings’ board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrower).
10.7    Financial Covenants. Holdings will not permit:
(i)    the Consolidated Total Debt to Consolidated EBITDA Ratio as of the last day of any fiscal quarter of Holdings to be negative or greater than (x) ~~unless the Additional Restrictions Period has terminated (in which case subclause (y) shall apply),~~ with respect to the last day of Holdings’ second and third fiscal quarters of 2021, 4.50:1.00 and (y) from and after the ~~earlier of the~~ last day of Holdings’ fourth fiscal quarter of 2021 ~~and the termination of the Additional Restrictions Period, 4.00~~, 4.25:1.00; provided that, at the option of the Borrower (by notice to the Administrative Agent) ~~with respect to Holdings’ second~~

~~fiscal quarter of 2021, in lieu of calculating such ratio based on Consolidated EBITDA for the Test Period ending on the last day of such quarter, the Borrower may elect to substitute either (I) Consolidated EBITDA for the two fiscal quarter period ending on such date multiplied by two or (II) Consolidated EBITDA for the three fiscal quarter period ending on such date multiplied by four-thirds.~~the applicable ratio shall be increased by 0.25:1.00 one time during the term of this Agreement upon completion of a Material Acquisition, which increase shall be effective for four fiscal quarters immediately following the consummation of such Material Acquisition .
(ii)    the Consolidated Interest Coverage Ratio of Holdings as of the last day of any fiscal quarter of Holdings, commencing with Holdings’ first fiscal quarter ending after the Amendment No. 2 Effective Date, to be less than 3.00 to 1.00.
~~(ii)    the Consolidated Interest Coverage Ratio of Holdings as of the last day of any fiscal quarter of Holdings, commencing with Holdings’ second fiscal quarter of 2021 (or, if earlier, the first fiscal quarter of Holdings ending after the Additional Restrictions Period), to be less than 3.00 to 1.00; provided that, at the option of the Borrower (by notice to the Administrative Agent) with respect to Holdings’ second fiscal quarter of 2021, in lieu of calculating such ratio based on Consolidated EBITDA for the Test Period ending on the last day of such quarter, the Borrower may elect to substitute either (I) Consolidated EBITDA for the two fiscal quarter period ending on such date multiplied by two or (II) Consolidated EBITDA for the three fiscal quarter period ending on such date multiplied by four-thirds.~~
~~(iii)    Consolidated EBITDA for the six fiscal quarter period ending on the last day of any fiscal quarter of Holdings, following the Amendment No. 1 Effective Date and ending on or prior to the last day of the first fiscal quarter of 2021, to be less than $0; provided that, at the option of the Borrower (by notice to the Administrative Agent) with respect to Holdings’ fourth fiscal quarter of 2020 and first fiscal quarter of 2021, the Borrower may elect to use Consolidated EBITDA for the six fiscal quarter period ending on the last day of such quarter but excluding Consolidated EBITDA for the second fiscal quarter of 2020.~~
~~(iv)    the amount of unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries plus the unused portion of the Revolving Credit Commitments to be less than the lesser of (x) $100,000,000 and (y) the sum of (I) $40,000,000 plus (II) if positive, the amount by which the aggregate Net Cash Proceeds resulting from all Capital Markets Prepayment Events consummated following the Amendment No. 1 Effective Date exceeds $75,000,000, in each case, at any time prior to the end of the Additional Restrictions Period.~~
Section 11    Events of Default
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1    Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or
11.2    Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

11.3    Covenants. Any Credit Party shall:
(a)    default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), Section 9.5 (solely with respect to Holdings or the Borrower), Section 9.14(d) or Section 10; provided that any Event of Default under Section 10.7 is subject to cure as provided in Section 11.14 and an Event of Default with respect to either such Sections shall not occur until the expiration of the 10th Business Day subsequent to the date the relevant financial statements are required to be delivered for the applicable fiscal quarter pursuant to Section 9.1(a) or (b); or
(b)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by Holdings from the Administrative Agent or the Required Lenders; or
11.4    Default Under Other Agreements. (a) Holdings or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $30,000,000 in the aggregate, for Holdings and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) shall apply to any failure to make any payment in excess of $30,000,000 that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of $30,000,000 that is required as a result of any such termination or equivalent event and that is not otherwise being contested in good faith)), prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; or
11.5    Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, Holdings, the Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, compulsory manager, receiver, receiver manager, trustee, liquidator, administrator, administrative receiver or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Significant Subsidiary; or Holdings, the Borrower or any Significant Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Significant Subsidiary; or there is commenced against Holdings, the Borrower or any Significant Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary is adjudicated bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Significant Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary makes a general assignment for the benefit of creditors; or
11.6    ERISA. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or
11.7    Guarantee. Any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or
11.8    Pledge Agreement. The Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent or any Lender or as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Security Document; or
11.9    Security Agreement. The Security Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or any other Security Document; or
11.10    Judgments. One or more judgments or decrees shall be entered against Holdings or any of the Restricted Subsidiaries involving a liability in excess of $30,000,000 in the aggregate for all such judgments and decrees for Holdings and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or
11.11    Change of Control. A Change of Control shall occur.

11.12    Remedies Upon Event of Default. If an Event of Default occurs and is continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or Holdings, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii), and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment and Swingline Commitment terminated, whereupon the Revolving Credit Commitment and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In the case of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, the actions described above will be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Right has not been so exercised; and the Borrower shall not be permitted to borrow Revolving Credit Loans and Letters of Credit shall not be issued or renewed unless and until the Cure Right is made on or prior to the expiration of the 10th Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period.
11.13    Application of Proceeds. Subject to the terms of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, in each case, if executed, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.4 shall be applied:
(i)    first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;
(ii)    second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and
(iii)    third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
11.14    Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the event that Holdings fails to comply with the requirement of the financial covenant set forth in Section 10.7, from the end of any fiscal period until the expiration of the 10th Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by Holdings (or from a contribution to the common equity capital of Holdings) to be contributed, directly or indirectly, as cash common equity to the Borrower, and upon receipt by the Borrower of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such applicable financial covenant shall be recalculated giving effect to the following pro forma adjustments:
(a)    Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the financial covenants set forth in Section 10.7 as applicable, with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
(b)    Consolidated Total Debt shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any of the Credit Facilities; and
(c)    if, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of the financial covenants set forth in Section 10. Holdings shall be deemed to have satisfied the requirements of such applicable financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the applicable financial covenant; and (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with Section 10.7 as applicable.
Section 12    The Agents
12.1    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Syndication Agents, the Documentation Agents, the Joint Lead Arrangers and Bookrunners and Sections 12.1, 12.9, 12.11 and 12.12 with respect to Holdings) are solely for the benefit of the Agents and the Lenders, none of Holdings, the Borrower or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.
(b)    The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, the Swingline Lender or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)    Each of the Syndication Agent, Documentation Agent, Joint Lead Arrangers and Bookrunners each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2    Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
12.3    Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, the value or sufficiency of the Collateral, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Without limiting the generality of the foregoing, (a) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in

Section 13.1), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law and (b) except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the other Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
12.4    Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.
12.5    Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender or Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.
12.6    Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, the Swingline Lender or any Letter of Credit Issuer. Each Lender, the Swingline Lender and the Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7    Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrower; provided that such reimbursement by the Lenders shall not affect Holdings’ or the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, investment advisors and agents and successors.
12.8    Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms Lender and Lenders shall include each Agent in its individual capacity.
12.9    Successor Agents.
(a)    Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States (other than any Disqualified Lender). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Lender, and further provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.
(b)    If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of “Lender Default”, the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph (and otherwise subject to the terms above). Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of Bank of America, N.A. as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of Bank of America, N.A. as the Collateral Agent. The fees payable by Holdings or the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdings or Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.
(d)    Any resignation by or removal of Bank of America, N.A. as the Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation or removal as Swingline Lender and its Affiliate’s or its resignation or removal, as applicable, as a Letter of Credit Issuer (if such Affiliate or Bank of America, N.A. is a Letter of Credit Issuer). Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swingline Lender, (b) the retiring Letter of Credit Issuer (if an Affiliate of Bank of America, N.A. is a Letter of Credit Issuer or if Bank of America, N.A. is a Letter of Credit Issuer) and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit issued by such Affiliate of the Administrative Agent or the Administrative Agent, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer (if an Affiliate of Bank of America, N.A. or Bank of America, N.A. is a Letter of Credit Issuer) to effectively assume the obligations of the retiring Letter of Credit Issuer (if an Affiliate or Bank of America, N.A. or Bank of America, N.A. is a Letter of Credit Issuer) with respect to such Letters of Credit.
12.10    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) whether or not such claim is correctly or legally asserted, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes the Letter of Credit Issuer and the Swingline Lender.
12.11    Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured

Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit Document (i) upon the final maturity date and the payment in full (or Cash Collateralization) of all Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made and Secured Hedge Obligations and Secured Cash Management Obligations), (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such Lien is owned by a Credit Party, upon the release of such Credit Party from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (vi) (solely with respect to Section 10.1(d)), and (ix) of the definition of “Permitted Lien”; or (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including any First Lien Interceditor Agreement and the Second Lien Intercreditor Agreement.
The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.
Any amount due and payable by the Borrower to the Collateral Agent under this Section 12.11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.
12.12    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
12.13    Intercreditor Agreements Govern. The Administrative Agent, the Collateral Agent, and each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into each intercreditor agreement (including any First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement) entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of “Permitted Other Indebtedness”. In the event of any conflict or inconsistency between the provisions of each such intercreditor agreement (including any First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement) and this Agreement, the provisions of such intercreditor agreement shall control.
12.14    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty or covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty or covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
12.15    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Letter of Credit Issuer (the “Creditor Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Creditor Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Creditor Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Creditor Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Creditor Party promptly upon determining that any payment made to such Creditor Party comprised, in whole or in part, a Rescindable Amount.
Section 13    Miscellaneous
13.1    Amendments, Waivers, and Releases. Except as otherwise expressly set forth in this Agreement or, with respect to the other Credit Documents, this Agreement and the other Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except as provided to the contrary under Section 2.14 or below in respect of Replacement Term Loans, and other than with respect to any amendment, modification or waiver contemplated in the proviso to clause (i) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders, the Required Lenders may (with prior or contemporaneous notice to the Administrative Agent of the effectiveness thereof), or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Letter of Credit beyond the L/C Facility Maturity Date, or amend or modify any provisions of Sections 5.3(a) (with respect to the ratable allocation of any payments only), 11.13 13.8(a) or 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by Holdings or the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) directly and adversely affect the rights or duties of the Administrative Agent or Collateral Agent, in its capacity as such, under this Agreement or any other Credit Document without the written consent of the Administrative Agent or Collateral Agent, as applicable, or (iv) directly and adversely affect the rights or duties of any Letter of Credit Issuer, in its capacity as such, under this Agreement or any other Credit Document without the consent of such Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender in a manner that directly and adversely affects such Person, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement or this Agreement) without the prior written consent of each Lender, or (viii) decrease the Term A Loan Repayment Amount applicable to Term A Loans or extend any scheduled Term A Loan Repayment Date applicable to Term A Loans, in each case without the written consent of each Lender directly and adversely affected thereby, or (ix) reduce the percentages specified in the definitions of the terms Required Lenders, Required Revolving Credit Lenders or Required Term A Loan Lenders or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender, (y) notwithstanding anything to the contrary in clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower effective yield, only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.
Notwithstanding anything in this Agreement or any other Credit Document to the contrary, this Agreement may be amended, supplemented or otherwise modified to effect the provisions of Section 2.10(d) in accordance with the terms of such Section 2.10(d), with only the consent of the Persons set forth in Section 2.10(d) hereof.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lender of the same Class (other than because of its status as a Defaulting Lender).
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans and Revolving Credit Loans.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such Applicable Margin applies after the Term A Loan Maturity Date, with respect to Replacement Term Loans that are Term A Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.
The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for (w) contingent indemnification obligations in respect of which a claim has not yet been made, (x) Secured Hedge Obligations, (y) cash collateralized Letters of Credit pursuant to arrangements reasonably acceptable to the applicable Letter of Credit Issuer, and (z) Secured Cash Management Obligations), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Stock or Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the First Lien Intercreditor Agreement (if any), any intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the First Lien Intercreditor Agreement (if any) or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) and (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Letter of Credit Issuer in respect of Issuances of Letters of Credit and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.
Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 9.12, 9.13 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2    Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)    if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
13.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
13.5    Payment of Expenses; Indemnification.
(a)    Each of Holdings and the Borrower, jointly and severally, agree (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower), one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrower’s consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, each Agent, the Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgements, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding (including any inquiry or investigation of the foregoing) was brought by Holdings, any of its subsidiaries or any other Person), arising out of, or with respect to the Transactions or to the execution, enforcement, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence, Release or threatened Release of Hazardous Materials attributable to Holdings or any of its Subsidiaries (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrower shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Borrower or its Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.
(b)    No Credit Party nor any Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Effective Date); provided that the foregoing shall not limit Holdings’ and the Borrower’s indemnification obligations to the Indemnified Persons pursuant to Section 13.5(a) in respect of damages incurred or paid by an Indemnified Person to a third party. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(c)    Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 13.5 to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.
13.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by

Section 10.3, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for (1) an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund or (2) an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 (with respect to Holdings or the Borrower) has occurred and is continuing; and
(B)    the Administrative Agent (not to be unreasonably withheld or delayed) and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
Notwithstanding the foregoing, (i) no such assignment shall be made to a natural Person, Disqualified Lender or Defaulting Lender and (ii) Holdings, the Borrower or Affiliates. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Lenders at any time.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Credit Commitments and $1,000,000 in the case of Term Loans, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)).
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts) and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).
(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (other than (x) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person), (y) Holdings and its Subsidiaries or Affiliates and (z) any Disqualified Lender provided, however, that, notwithstanding clause (y) hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been made available to all Lenders) (each, a “Participant”) in all or a portion of such

Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5, and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e) shall be provided solely to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and their Affiliates that has been delivered to such Lender by or on behalf of the Borrower and their Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and their Affiliates in connection with such Lender’s credit evaluation of the Borrower and their Affiliates prior to becoming a party to this Agreement.
(f)    The words “execution,” “signed,” “signature,” and words of like import used in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent nor any Letter of Credit Issuer or Lenders is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
(g)    SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided solely to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).
13.7    Replacements of Lenders Under Certain Circumstances.
(a)    The Borrower shall be permitted (x) to replace any Lender or (y) terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of

Law, (ii) no Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of the Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or to terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it); provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrower shall pay (or cause to be paid) to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6; provided, that if such Non-Consenting Lender does not execute and deliver an Assignment and Acceptance in respect of such assignment within one Business Day of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender (or such Assignment and Acceptance is delivered by the Administrative Agent on behalf of such replacement Lender), such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of such Non-Consenting Lender and the Assignment and Acceptance so executed by such replacement Lender shall be effective for the purpose of Section 13.6 and this Section 13.7.
13.8    Adjustments; Set-off.
(a)    Except as contemplated in Section 13.6 or elsewhere herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
13.10    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11    Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
13.13    Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;
(c)    agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)    agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Borrower or any other Credit Party in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.
13.14    Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;
(b)    (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);
(ii)    in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees, or any other Person;
(iii)    neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;
(iv)    the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and
(v)    neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of Holdings and the Borrower hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.
13.15    WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE PERFORMANCE OF SERVICES HEREUNDER AND THEREUNDER AND FOR ANY COUNTERCLAIM THEREIN.
13.16    Confidentiality. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”) and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants, any governmental, bank regulatory or self-regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental, bank regulatory or self-regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such Confidential Information to any Lenders, hedge providers or prospective Lenders, hedge providers or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider or prospective Lender or participant or prospective participant that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by such Restricted Person to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense, or (i) to rating agencies in connection with obtaining ratings for the Borrower and the facilities described hereunder to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16). Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or their respective Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents.
13.17    Direct Website Communications. Each of Holdings and the Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto, (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent, Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(a)    Each of Holdings and the Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.
(b)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION

PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.
(c)    Each of Holdings and the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings or the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided however that, the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a),(b) and (d).
13.18    USA PATRIOT Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.
13.19    [Reserved].
13.20    Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
13.21    No Fiduciary Duty. Each Agent, each Syndication Agent, each Documentation Agent, each Joint Lead Arranger and Bookrunner, each Letter of Credit Issuer, each Lender and their Affiliates (collectively, the “Lender Parties”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
13.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.
13.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 13.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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